UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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☐	Soliciting Material Pursuant to §240.14a-12
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AXALTA COATING SYSTEMS LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2021 Annual General Meeting
of Members and Proxy Statement
Axalta Coating Systems Ltd.

Thursday, May 13, 2021 at 10:00 a.m., eastern time
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF MEMBERS TO BE HELD ON May 13, 2021:

The Notice of Internet Availability of Proxy Materials, Notice of Annual General Meeting of Members, Proxy Statement and Annual Report are available at www.proxyvote.com

Axalta Coating Systems Ltd.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103 March 29, 2021

“We will focus on accelerating topline growth and free cash flow generation across our businesses through organic growth and acquisitions, leveraging innovation, operational excellence, employee engagement and diversity, and our already-strong ESG practices.”

Dear Fellow Shareholder:

2020 was a successful year for Axalta, despite the challenges resulting from the global COVID-19 pandemic. Throughout the global health crisis, we remained focused on protecting the health and safety of our employees while serving the needs of our customers and communities. We adapted and executed to deliver a strong recovery in the second half of the year.

In 2021, we will continue our journey toward achieving our long-term vision of becoming one of the largest and highest return companies in the coatings space. We will focus on accelerating topline growth and free cash flow generation across our businesses through organic growth and acquisitions, leveraging innovation, operational excellence, employee engagement and diversity, and our already-strong ESG practices. We will also continue to drive further achievements in sustainable solutions for our customers, all while continuing to strengthen our own environmental and social impact.

You will find information regarding the matters to be voted upon in the attached Notice of the 2021 Annual General Meeting and Proxy Statement. We are sending our shareholders, referred to as “members” under Bermuda law, a notice regarding the availability of this Proxy Statement, our 2020 Annual Report to Members and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials and reduces the impact on the environment and our printing and mailing costs. You may request a paper copy of these materials using one of the methods described in the Notice.

Whether or not you are able to join the meeting, it is important that your common shares be represented and voted at the Annual General Meeting. Please follow the voting instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual General Meeting.

Sincerely,

Mark Garrett Non-Executive Board Chair	Robert W. Bryant Chief Executive Officer and President

AXALTA COATING SYSTEMS LTD.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103

Notice of 2021 Annual General Meeting

Time and Date:	Place:
10:00 a.m., eastern time, on Thursday, May 13, 2021	Due to the COVID-19 pandemic, the Annual General
Meeting will be held virtually at
www.virtualshareholdermeeting.com/AXTA2021
Who Can Vote:
Only holders of our common shares at the close of business on March 19, 2021, the record date, will be entitled to receive notice of, and to vote at, the Annual General Meeting.
Annual Report:
Our 2020 Annual Report to Members accompanies but is not part of this Proxy Statement.
Proxy Voting:
Your Vote is Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual General Meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating and returning your proxy card or voting instruction form will save the Company the expense and extra effort of additional solicitation. If you wish to vote by mail, for those receiving printed copies of the proxy materials we have enclosed an envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting at the Annual General Meeting.
Items of Business:
•	To elect nine directors to serve until the 2022 Annual General Meeting of Members;
•
To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2022 Annual General Meeting of Members and to delegate authority to the Board of Directors of the Company, acting through the Audit Committee, to set the terms and remuneration thereof;

•	To vote, on a non-binding advisory basis, on the frequency of future advisory votes on the compensation paid to our named executive officers;
•	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers; and
•	To transact any other business that may properly come before the Annual General Meeting.
Date of Mailing:
A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being mailed to shareholders on or about March 29, 2021.
BY ORDER OF THE BOARD OF DIRECTORS,
Sincerely,

Brian A. Berube
Senior Vice President, General Counsel & Corporate Secretary
March 29, 2021

2021 PROXY STATEMENT	i

PROXY SUMMARY
This proxy statement (the “Proxy Statement”) and accompanying proxy materials are being furnished to the members (referred to herein as “shareholders” or “members”) of Axalta Coating Systems Ltd., a Bermuda exempted company (the “Company” or “Axalta”), in connection with the solicitation of proxies by the board of directors of the Company (the “Board” or the “Board of Directors”) for use at the 2021 Annual General Meeting of Members, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2021 Annual General Meeting. This summary highlights information contained elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. For more complete information about these topics, please review the Company’s complete Proxy Statement and Annual Report on Form 10-K. Please also see the Questions and Answers section beginning on page 76 for important information about proxy materials, voting, virtual attendance at the Annual Meeting, Company documents and communications.
2021 Annual General Meeting
Date:	Thursday, May 13, 2021	Place:	Due to the COVID-19 pandemic, the Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/AXTA2021
Time:	10:00 a.m., eastern time
Record Date:	March 19, 2021
Virtual Meeting Matters:
As a result of the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to protect the health and well-being of our shareholders, employees and directors. We expect that the Annual Meeting will afford shareholders with substantially the same opportunities to participate as if the meeting were held in person, including with respect to the submission of questions at the Annual Meeting.

For additional information regarding the Annual Meeting, please refer to the section titled “Questions and Answers About the Annual Meeting and Voting on page 76 of this Proxy Statement.

Proposals		Board Recommendation
1	Election of nine directors to serve until the 2022 Annual General Meeting of Members	FOR ☑

	•	The director nominees have a diverse set of backgrounds, characteristics and skills relevant to the leadership of the Board and oversight of the Company.

	•	All of our non-employee directors are independent.

See pages 8-17 for more information

2
Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2022 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof
FOR ☑

	•	Independent firm.

	•	Significant industry, global audit and financial reporting expertise.

See pages 34-36 for more information

2021 PROXY STATEMENT	1

PROXY SUMMARY

Proposals			Board Recommendation
3	Non-binding advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers		FOR ☑

See page 39 for more information

4	Non-binding advisory vote to approve the compensation paid to our named executive officers		FOR ☑

	•	Strong alignment of executive pay with Company performance.

	•	Oversight of compensation program by fully independent Compensation Committee with assistance of independent compensation consultant.

See page 40 for more information

Our Board of Directors
Name	Age	Occupation	Standing Committees or Leadership Roles		Other Public Company Boards
Director Nominees
Mark Garrett	58	Chief Executive Officer of Marquard & Bahls	•	Non-Executive Board Chair	2
			•	Audit

Robert W. Bryant	52	Chief Executive Officer and President of Axalta			0

Steven M. Chapman	67	Retired business executive	•	Audit	2
			•	Environment, Health, Safety & Sustainability

William M. Cook	67	Retired chief executive officer	•	Audit	2
			•	Environment, Health, Safety & Sustainability

Deborah J. Kissire	63	Retired accounting firm partner	•	Compensation	3
			•	Nominating & Corporate Governance (Chair)

Elizabeth C. Lempres	60	Retired consulting firm partner	•	Compensation (Chair)	2
			•	Nominating & Corporate Governance

Robert M. McLaughlin	64	Retired financial executive	•	Audit (Chair)	1
			•	Compensation

Rakesh Sachdev	65	Retired chief executive officer	•	Compensation	3
			•	Nominating & Corporate Governance

2	AXALTA COATING SYSTEMS

PROXY SUMMARY

Name	Age	Occupation	Standing Committees or Leadership Roles		Other Public Company Boards
Director Nominees

Samuel L. Smolik	68	Retired operations executive	•	Environment, Health, Safety & Sustainability (Chair)	0
			•	Nominating & Corporate Governance

2021 PROXY STATEMENT	3

PROXY SUMMARY

Balanced Mix of Skills and Experiences

Our Board consists of a diverse group of individuals that provide dedicated and effective oversight of the Company. Both individually and collectively, our directors have the skills and experience needed to oversee the Company’s long-term strategic growth.
The following chart summarizes the skills that the Board considers of primary importance to the effective oversight of the Company and illustrates how the current Board members represent such skills. The skills identified are not an exhaustive list of all skills that are required for the Board’s effective oversight of the Company, nor an exhaustive list of all skills that each director offers.

4	AXALTA COATING SYSTEMS

PROXY SUMMARY

2020 Financial and Operating Highlights
While full year 2020 financial results were significantly impacted by the COVID-19 pandemic, the second half of 2020 highlighted the resiliency of our business and showed strong recovery across all of our end markets. Here are some of our notable achievements for 2020:
•
Strong cash flow from operations of $509 million and free cash flow(1) of $442 million despite the significant demand and related earnings pressure seen in the first half of 2020. In addition, we returned $25 million to shareholders through share repurchases during the fourth quarter under our Board approved share repurchase plan.

•
Income from operations was $306 million for 2020 and Adjusted EBIT(1) was $537 million, representing decreases of 37.4% and 24.0% versus 2019, respectively, driven principally by the impacts of COVID-19 and offset by aggressive cost actions and a strong rebound in the second half of the year. Operating income results in both the third and fourth quarters were record highs and reflected the benefit of cost actions taken while demand recovery also contributed to the rebound in earnings results.

•
Net sales were $3,738 million, down 16.6% versus 2019, driven by the pandemic-related volume decline, which was largely felt in the first half of the year. Volume pressure lessened as the year progressed with strong sequential recovery in the second half of the year, including higher year-over-year net sales in both the Industrial and Light Vehicle end-markets in the fourth quarter.

•	Our Refinish business remains a global leader and continued to gain share in 2020. The net sales decline for the full year was driven by pandemic-related demand impacts; however, the business remained resilient and net sales improved sequentially in the third and fourth quarters. Our Industrial Coatings business performed well despite pandemic-related demand impacts and proved to be the most resilient business in the Axalta portfolio during 2020, benefiting from strong U.S. home building activity and strength in our Energy Solutions business. Our Transportation Coatings segment recovered sequentially in the second half of the year with fourth quarter Light Vehicle net sales increasing versus the prior year quarter as global automotive production improved.
•
Operational highlights include another year with a very strong safety record, reflecting top decile performance within our industry on total recordable safety incidents. Axalta also continued to make progress in lowering overall inventory levels as we focused on working capital performance. Finally, we continued to make progress on both footprint consolidation initiatives as well as enhancing our supply chain processes for improved overall cost structure and operating performance.

•	We introduced 50 new broad product innovations, hundreds of product customizations, and developed thousands of new color formulas.
(1)
Adjusted EBIT and free cash flow are not measures of performance under U.S. generally accepted accounting principles (“GAAP”). Please see Appendix A for reconciliations to the most comparable GAAP financial measures.

Environmental, Social and Governance Highlights
We recognize that environmental, social and governance (“ESG”) matters are important to long-term shareholder value and we are committed to strong ESG practices, including the following highlights:
•
Board Independence – eight of our nine directors are non-employee directors and are independent under New York Stock Exchange (“NYSE”) listing standards. Our current Chief Executive Officer is the only non-independent member of our Board. In addition, the non-executive Board Chair and all members of each of the Board’s standing committees are independent.

•
Board Diversity – our directors are committed to bringing a diverse set of perspectives and experiences to the Board and one-third of our Board is diverse. We have two female directors serving on the Board, each of whom chairs one of the Board’s standing committees, and one of our directors is ethnically diverse. In addition, two of our directors are diverse geographically in terms of culture and lived experience, with one born, and having lived and worked outside of, the United States and the other having lived and worked in China and other Asia Pacific countries for nearly thirty years.
•
Declassified Board – in 2018, our shareholders approved a Board-sponsored proposal to eliminate our classified board structure and all directors will be elected annually effective as of the Annual Meeting.

•
Succession Planning and Diversity – the Company actively engages in developing a pipeline of internal talent with differing backgrounds and experience to assume key leadership positions. The Board has also reviewed an

2021 PROXY STATEMENT	5

PROXY SUMMARY

emergency management succession plan in the event that one of our key executives becomes unable or unwilling to serve. Similarly, the Nominating & Corporate Governance Committee discusses emergency succession planning for the Board, should one of our directors in a leadership role be unable or unwilling to serve. We are committed to increasing the diversity of our leadership and will be taking action in furtherance of this aim. In 2020 and 2021, we added two key leaders, Hadi Awada who leads our Transportation Coatings business, and Shelley Bausch who leads our Industrial Coatings business, bolstering the diversity of our senior leadership team.
•
Strong Environment, Health and Safety Practices – Axalta is committed to protecting the environment and the health and safety of our workers. In December 2020, Axalta successfully achieved recertification of our global Responsible Care Management System (RC14001), which demonstrates that all elements of the Responsible Care Management System are successfully implemented globally, including with respect to environment, health, safety, process safety, product safety, security and sustainability. The Board maintains a standing committee, the Environment, Health, Safety & Sustainability (“EHS&S”) Committee, that is responsible for the Company’s policies, performance, strategy and compliance matters related to the environment, health, safety, human rights and sustainability.

•
Robust Sustainability Report – the Company publishes a robust Sustainability Report every two years. The 2020 Sustainability Report, covering 2018-2019, is now aligned with both the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) reporting frameworks. We believe that the enhanced Sustainability Report provides our stakeholders with an even clearer picture of how we are managing sustainability and certain other ESG matters.

•
Code of Business Conduct and Ethics – the Company maintains a Code of Business Conduct and Ethics, which was updated in 2019 and is provided in 15 languages, that applies to all of our directors and employees, including our executive officers and senior financial and accounting officers. Our entire global team receives annual training on, and certifies that they have read and understand, the Code of Business Conduct and Ethics.

•	Internal Response to COVID-19 – in March 2020, Axalta organized regional COVID-19 response teams, which directly coordinated with our global leadership team, to ensure a cohesive response to the global pandemic. Shortly thereafter, Axalta rolled out a global playbook that provided guidance on social distancing, masking and self-monitoring of symptoms, as well as other health and safety recommendations based on information released by the World Health Organization and Centers for Disease Control and Prevention. Axalta’s timely and thoughtful response to the global pandemic has allowed us to operate safely while continuing to deliver on our commitments to our customers. Axalta continues to monitor and enforce global, regional and local guidance on health and safety measures related to COVID-19.
•
External Response to COVID-19 – with COVID-19 impacting communities around the world, our commitment to health and safety spurred the Axalta team into action. Several of our manufacturing sites reorganized production to manufacture hand sanitizer, which we then donated to local healthcare centers and first responders. We also donated PPE, such as N95 facemasks, coveralls, protective sleeves and seat covers, to medical professionals around the world. In the Philadelphia area, where Axalta is headquartered, Axalta partnered with Philabundance – the region’s largest hunger relief organization – to provide 20,000 meals to community members seeking food assistance.

•
COVID-19 Compensation Matters – as described under the heading “Compensation Discussion and Analysis – COVID-19,” in light of the impact of COVID-19 on our business during 2020, the Compensation Committee did not apply discretion to modify our named executive officers' compensation, including the 2020 annual cash bonuses paid to our named executive officers as well as other members of our senior management team. However, in light of such impacts and the challenging year for our employees, the Compensation Committee approved management's recommendation to exercise positive discretion to increase the annual cash bonuses paid to non-executive employees in businesses that were particularly impacted by the pandemic.

Please see the Environmental, Social and Governance Matters section on page 29 for additional information about our ESG practices.

6	AXALTA COATING SYSTEMS

PROXY SUMMARY

Executive Compensation Highlights
We maintain several guiding principles with respect to the Company's executive compensation programs, and review our compensation programs on an ongoing basis to ensure that market and regulatory best practices, as well as input from our shareholders, are considered and addressed, including:
•
Performance-Based Compensation – a significant amount of our executive officers’ compensation is performance-based, including awards of performance-based stock in 2020 tied to our profitability and return on invested capital, with total shareholder return relative to the S&P 400 Materials Index as a modifying component. The 2020 performance-based stock awards comprise approximately 60% of the grant date fair value of the 2020 long-term equity awards granted to executive officers.

•
Significant At-Risk Pay – we believe that a significant portion of our named executive officers' compensation should be earned based on Company performance. 84% of our Chief Executive Officer’s pay and, on average, 73% of our other named executive officers’ pay was at risk in 2020 (i.e., annual performance-based compensation and long-term equity incentive awards).

•	Incentive Compensation Recoupment Policy – the Company’s “clawback” policy provides that the
Compensation Committee may require reimbursement of incentive compensation awarded to certain members of our senior leadership team, including our executive officers, if the Company is required to restate its financial results. This policy was amended in 2020 to permit the Compensation Committee to recoup incentive compensation in certain other instances, including as a result of a covered person’s material breach of certain Company policies, such as the Code of Business Conduct and Ethics.
•
Hedging and Pledging Prohibited – the Company’s insider trading policy prohibits our officers, directors and employees from pledging their common shares as collateral or engaging in hedging or short sale transactions in our common shares.

•
Equity Plan Design Features – our equity plan includes minimum 12-month vesting periods (subject to certain exceptions) and prohibitions on liberal share recycling, option repricing and payment of dividends until the related award vests.

•	Double Trigger Vesting Provisions – our equity plan also provides double trigger vesting provisions for long-term equity awards in the event of a change-in-control.

2021 PROXY STATEMENT	7

Proposal 1	Election of nine directors to serve until the 2022 Annual General Meeting of Members
☑ The Board recommends a vote FOR the director nominees.

• The director nominees have a diverse set of backgrounds, characteristics and skills relevant to the leadership of the Board and oversight of the Company.

• All of our non-employee directors are independent.

Our Board of Directors currently consists of nine directors, each of whom are proposed for election as directors at the Annual Meeting to serve until the Annual General Meeting of Members in 2022, or until each such director's successor is duly elected or until the earliest of each such director's death, resignation or removal. Information regarding our directors’ professional experience, education, skills, ages and other relevant information is set forth below.
The nominees are presently serving as directors of the Company, and they have agreed to stand for reelection. However, if for any reason any nominee shall not be a candidate for election as a director at the Annual Meeting, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee designated by our Board of Directors, or, alternatively, the Board may determine to leave the vacancy temporarily unfilled.

8	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Nominees for Election as Directors to Serve Until the 2022 Annual General Meeting of Members

Mark Garrett

Age: 58

Axalta Board Service

• Tenure: 4 years (June 2016) • Non-Executive Board Chair • Audit Committee

Independent
Professional Experience
•	Chief Executive Officer of Marquard & Bahls, a leader in energy supply, trading and logistics
•	Former Chairman of the Executive Board and Chief Executive of Borealis AG, a leading provider of innovative solutions in the fields of polyolefins, base chemicals and fertilizers
•
Former Vice Chairman at Abu Dhabi Polymers Company Ltd. (Borouge ADP), a leading provider of innovative, value-creating plastics solutions, a joint venture between Borealis AG and Abu Dhabi National Oil Company (ADNOC)

•	Former Executive Vice President Water and Paper Treatment, member of the Executive Committee and other positions of increasing responsibility at Ciba Specialty Chemicals
Education
•	Bachelor’s degree in Economics from the University of Melbourne in Australia
•	Graduate Diploma of Applied Information Systems from the Royal Melbourne Institute of Technology
Relevant Skills
•	Extensive experience in the management of multinational public and private companies
•	Deep knowledge of the chemicals industry as well as European and global markets
Other
•	Chairman of the Supervisory Board of OMV (VIE: OMV), a multinational oil, gas and petrochemical company
•	Member of the Board of Directors of Umicore (EBR: UMI), a global materials technology and recycling group

2021 PROXY STATEMENT	9

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Robert W. Bryant

Age: 52

Axalta Board Service

• Tenure: 2 years (December 2018)

Professional Experience
•	Chief Executive Officer and President of Axalta
•	Former Executive Vice President and Chief Financial Officer of Axalta
•	Former Senior Vice President and Chief Financial Officer of Roll Global LLC
•	Former Executive Vice President of Strategy, New Business Development, and Information Technology at Grupo Industrial Saltillo, S.A.B. de C.V.
•	Former President of Bryant & Company
•
Other prior positions include serving as Managing Principal with Texas Pacific Group’s Newbridge Latin America, L.P., a Senior Associate with Booz Allen Hamilton Inc. and an Assistant Investment Officer with the International Finance Corporation

•	Began career at Credit Suisse First Boston in the Mergers & Acquisitions Group
Education
•	Bachelor’s degree in Economics from the University of Florida
•	MBA from Harvard Business School
Relevant Skills
•	Substantial and diverse business and management experience across multiple industries and geographies
•	Significant experience in financial management, mergers and acquisitions, and strategic planning for public and private companies
•	Extensive knowledge of the paints and coatings industry and the Company’s operations in his current role as Chief Executive Officer and former role as Chief Financial Officer
Other
•	Member of the Board of Directors of the American Coatings Association

10	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Steven M. Chapman

Age: 67

Axalta Board Service

• Tenure: <1 year (July 2020) • Audit Committee • Environment, Health, Safety & Sustainability Committee

Independent
Professional Experience
•	Former Group Vice President, China and Russia, for Cummins Inc., a global manufacturer of diesel engines and related components and power systems
•	Previously held other senior positions at Cummins Inc., including President - International Distributor Business Unit and Vice President - International
Education
•	Bachelor's degree in Asian Studies from St. Olaf College
•	Master of Public Policy and Management from the Yale University School of Management
Relevant Skills
•	More than three decades of experience working in a global industrial manufacturing business
•	Substantial international background, having lived and managed businesses in China and emerging markets
•	Extensive experience in joint ventures, adapting products and operations for emerging markets, distribution and organizational development outside of North America
Other
•	Member of the Board of Directors of Cooper Tire & Rubber Company (NYSE: CTB), an international manufacturer of tires
•	Chairman of the Board of Directors of Cummins India Limited (BSE: CUMMINSIND), the Indian operations of Cummins Inc.
•	Senior Advisor to the US-China Industrial Partnership Fund, a private equity fund managed by Goldman Sachs

2021 PROXY STATEMENT	11

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

William M. Cook

Age: 67

Axalta Board Service

• Tenure: 1 year (May 2019) • Audit Committee • Environment, Health, Safety & Sustainability Committee

Independent
Professional Experience
•	Former Executive Chairman, President, Chief Executive Officer and Chief Financial Officer of Donaldson Company, Inc., an international manufacturer of filtration systems and replacement parts
•	Began career at Ford Motor Company as a financial analyst
Education
•	Bachelor’s degree in business management and MBA from Virginia Polytechnic Institute and State University
Relevant Skills
•
Significant business, financial and organizational leadership skills, with deep familiarity in international industrial business gained while serving in senior executive roles for Donaldson Company, Inc. over a 35-year career

•	Extensive experience serving as a public company board member
•	Substantial board experience relevant to the coatings industry
Other
•	Non-Executive Chairman of the Board of Directors of IDEX Corporation (NYSE: IEX), a leading manufacturer of fluidic systems and specialty engineered products
•	Non-Executive Chairman of the Board of Directors of Neenah, Inc. (NYSE: NP), an international manufacturer of paper and packaging
•	Director of Virginia Tech Corps of Cadets Advisory Board
•	Former director of The Valspar Corporation from 2010 to 2017

12	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Deborah J. Kissire

Age: 63

Axalta Board Service

• Tenure: 4 years (December 2016) • Nominating & Corporate Governance Committee (Chair) • Compensation Committee

Independent
Professional Experience
•
Former Vice Chair and Regional Managing Partner at Ernst & Young LLP (EY), and member of the Americas Executive Board and Global Practice Group. She previously held other senior positions including Vice Chair and Regional Managing Partner for East Central and Mid-Atlantic Regions and U.S. Vice Chair of Sales and Business Development

•	Certified Public Accountant
Education
•	Bachelor’s degree in Accounting from Texas State University
Relevant Skills
•	Extensive experience in the financial oversight of public companies
•	Experience launching new business and practice areas and leading acquisitions, business unit consolidations and successful integrations
•	Expertise in financial reporting, audit process, U.S. taxation, governance, mergers and acquisitions, transaction integration and human capital management
Other
•	Member of the Board of Directors of Cable One, Inc. (NYSE: CABO), a leading American cable and internet service provider
•	Member of the Board of Directors of Celanese Corporation (NYSE: CE), a Fortune 500 global technology and specialty materials company
•	Member of the Board of Directors of Omnicom Group Inc. (NYSE: OMC), a global marketing and corporate communications holding company based in the U.S.
•	Member of the Advisory Board for Texas State University’s McCoy College of Business

2021 PROXY STATEMENT	13

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Elizabeth C. Lempres

Age: 60

Axalta Board Service

• Tenure: 3 years (April 2017) • Compensation Committee (Chair) • Nominating & Corporate Governance Committee

Independent
Professional Experience
•
Former Senior Partner, member of the Board of Directors, and leader of Global Private Equity and Principal Investing Practice at McKinsey & Company, as well as other senior positions including leader of Global Consumer Practice, Managing Partner of the firm’s Boston office, Global Compensation Policy Committee and chair of committees responsible for partner evaluation and hiring lateral partners

•	Former Systems Engineer at IBM
•	Participated in GE’s Edison Engineering Development Program with its Gas Turbine Division
Education
•	Bachelor’s degree in Engineering from Dartmouth College
•	MBA from Harvard Business School, and designated a Baker Scholar
Relevant Skills
•	Career focus on performance transformation, with deep experience in driving organic and inorganic growth and implementing new business models
•
Substantial experience in consulting across multiple sectors, including industrial products, consumer products, retail, financial services, health care and technology, and leading engagements in 15 countries across North America, Latin America, Europe, Asia and Africa

Other
•	Member of the Board of Directors of General Mills, Inc. (NYSE: GIS), an international manufacturer of consumer packaged foods
•	Member of the Board of Directors of Great-West Lifeco (TSX: GWO), an international financial services company
•	Member of the Board of Directors of Culligan International, a leader in residential, office, commercial and industrial water treatment
•	Trustee of Dartmouth College and member of the Board of Advisors at Dartmouth College’s Thayer School of Engineering

14	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Robert M. McLaughlin

Age: 64

Axalta Board Service

• Tenure: 6 years (April 2014) • Audit Committee (Chair) • Compensation Committee

Independent
Professional Experience
•
Former Senior Vice President and Chief Financial Officer of, and other senior positions with, Airgas, Inc., a leading U.S. supplier of industrial, medical and specialty gases, and hardgoods, such as personal protective equipment, welding equipment and other related products

•	Former Vice President of Finance for Asbury Automotive Group
•	Former Vice President of Finance and other senior financial positions at Unisource Worldwide, Inc.
•	Began career at Ernst & Young LLP
•	Certified Public Accountant
Education
•	Bachelor’s degree in Accounting from University of Dayton
Relevant Skills
•	Significant and diverse business experience
•	Substantial experience in all aspects of financial management and strategic planning in a public company environment
Other
•	Member of the Board of Directors of Beacon Roofing Supply, Inc. (NASDAQ: BECN), the largest distributor of residential and non-residential roofing materials in the U.S.

2021 PROXY STATEMENT	15

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Rakesh Sachdev

Age: 65

Axalta Board Service

• Tenure: <1 year (August 2020) • Compensation Committee • Nominating & Corporate Governance Committee

Independent
Professional Experience
•	Former CEO of Platform Specialty Products Corporation, now renamed Element Solutions Inc, a leading global specialty chemicals company
•	Former President and CEO of Sigma-Aldrich Corporation, a leading S&P 500 global life sciences and technology company, prior to its acquisition by Merck KGaA
Education
•	Bachelor's degree in Mechanical Engineering from the Indian Institute of Technology, Delhi
•	M.S. in Mechanical Engineering from the University of Illinois at Urbana-Champaign
•	MBA from Indiana University
Relevant Skills
•	Extensive experience in the management of public and private chemical, industrial and life sciences businesses
•	Significant expertise in finance, strategy and international business transactions
Other
•	Chairman of the Board of Directors of Regal Beloit Corporation (NYSE: RBC), a global manufacturer of motors, bearings, gearing, conveyor technologies, blowers, electric components and couplings
•	Member of the Board of Directors of Avantor, Inc. (NYSE: AVTR), a leading global provider of chemical products and services
•	Member of the Board of Directors of Edgewell Personal Care Company (NYSE: EPC), a leading consumer products manufacturer
•	Senior Advisor to New Mountain Capital

16	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF NINE DIRECTORS

Samuel L. Smolik

Age: 68

Axalta Board Service

• Tenure: 4 years (September 2016) • Environment, Health, Safety & Sustainability Committee (Chair) • Nominating & Corporate Governance Committee

Independent
Professional Experience
•	Former Senior Vice President – Americas Manufacturing and other senior positions at LyondellBasell Industries, one of the world’s largest plastics, chemical and refining companies
•	Former Vice President – Global Downstream Health, Safety, Security and Environment at Royal Dutch Shell
•	Former Vice President, Global Environment, Health, Safety and Security and other positions of increasing responsibility at The Dow Chemical Company
Education
•	Bachelor’s degree in Chemical Engineering from The University of Texas at Austin
Relevant Skills
•	Extensive experience in global operations and environmental, health and safety matters in the oil and petrochemicals industry
•	Leadership experience from working internationally in numerous countries and cultures
•	Significant experience working with government agencies and non-governmental organizations
•	Considerable experience in sustainable development and corporate social responsibility
Other
•	Member of the Board of Directors of Evergreen North America Industrial Services, a leading provider of environmental and industrial cleaning solutions
•	Previously active with American Fuel & Petrochemical Manufacturers Association and American Chemistry Council
•
Involved with a number of community, education and other nonprofit organizations including The University of Texas at Austin Engineering Advisory Board, the Antwerp International School Foundation where he is Chairman of the Board of Directors, and Ducks Unlimited, the leading wetlands conservation organization in North America, where he serves on the Board of Directors of Ducks Unlimited, Inc. and Ducks Unlimited de Mexico

The Board of Directors recommends a vote “FOR” the election of each of the director nominees to serve until the 2022 Annual General Meeting. Election of each director nominee to our Board of Directors requires the affirmative vote of a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

2021 PROXY STATEMENT	17

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS
Policies on Corporate Governance
Our Board believes that strong corporate governance is important to ensure that our business is managed for the long-term benefit of our shareholders. We have adopted, and recently updated, a Code of Business Conduct and Ethics that applies to all of our directors and employees, including our executive officers and senior financial and accounting officers. The Board has also adopted Corporate Governance Guidelines, which cover topics including, among other things, director qualification criteria, continuing director education and succession planning. Copies of the current versions of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines are available on our website and will also be provided upon request to any person without charge. Requests should be made in writing to our Corporate Secretary at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, or by telephone at (855) 547-1461.
Board Leadership Structure
The Board of Directors does not have a set policy with respect to the separation of the offices of the Chair and the Chief Executive Officer (“CEO”), as the Board believes it is in the best interests of the Company and our shareholders to make that determination based on the performance of, and other circumstances affecting, the Company as well as the membership of the Board. The Board regularly evaluates whether the roles of Chair and Chief Executive Officer should be separate. The Board believes it is important to retain flexibility on this issue and that it should be considered as part of the Board’s broader oversight and succession planning process.
At this time, the Board believes that the separation of the Chair and CEO positions is in the best interests of our Company and our shareholders. It allows Mr. Bryant to focus primarily on our vision, business strategy and operations, while leveraging Mr. Garrett’s experience and perspectives to lead our Board.

18	AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Role in Risk Oversight
While risk management is primarily the responsibility of our executive team, the Board provides overall risk oversight focusing on the most significant risks facing our Company. The Board engages in an annual review of the Company's enterprise risk management program, including discussing with management the Company’s overall risk profile. The Board also assesses specific key business or functional risk areas throughout the year. In addition, the Board, together with its standing committees, oversees the risk management processes that are implemented by our executives to determine whether these processes are functioning as intended and are consistent with our business and strategy as well as best practices. The Board’s role in risk oversight has not had a significant effect on its leadership structure, although we believe our current leadership structure, with Mr. Garrett serving as non-executive Board Chair and Mr. Bryant serving as Chief Executive Officer, enhances the Board’s effectiveness in risk oversight.
The Audit Committee is specifically tasked with reviewing our compliance with legal and regulatory requirements and any related compliance policies and programs with management, our independent auditors and our legal counsel, as appropriate. The Audit Committee is also tasked with reviewing our financial risks and risk management policies. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the Audit Committee, and the Audit Committee is updated on a regular basis on relevant and significant risk areas. In addition, the Audit Committee oversees cybersecurity risks facing the Company, which are also regularly reviewed by the full Board. As part of this oversight, the Audit Committee receives regular updates from management on information security and other trainings provided to the Company's global workforce. The EHS&S Committee is tasked with overseeing management’s monitoring and enforcement of the Company’s policies to protect the health and safety of employees, contractors, customers, the public and the environment as well as other sustainability matters, including human rights. The Compensation Committee oversees risks associated with executive and employee compensation and human capital management matters, and the Nominating & Corporate Governance Committee oversees risks associated with corporate governance matters.
The full Board considers specific risk topics, including risks related to CEO and management succession planning, risks associated with our business plan, strategies and capital structure and other significant risks that merit review and discussion by the Board. In addition, the Board receives reports from members of our management that include discussions of the risks and exposures involved with their respective areas of responsibility, and the Board is routinely informed of developments that could adversely affect our risk profile or other aspects of our business. Also, as provided in our Corporate Governance Guidelines, all directors have access to management and the Company's employees.
Board Role in ESG Oversight
The Board oversees ESG matters generally as part of its oversight of our business strategy and risk management, and the Board's standing committees each oversee specific ESG matters that fall within their respective areas of responsibility. For example, the Audit Committee has oversight responsibility for compliance matters, the Compensation Committee has oversight responsibility for human capital management matters, including diversity, equity and inclusion, the EHS&S Committee has oversight responsibility for environmental, health, safety and sustainability matters and the Nominating & Corporate Governance Committee has responsibility for ensuring that Axalta maintains strong governance practices. As part of this effort, the Nominating & Corporate Governance Committee also regularly discusses the Company's ESG practices and disclosures in order to ensure that all relevant ESG matters are overseen by the Board and its standing committees and communicated to our shareholders and other stakeholders. The Board and its standing committees regularly discuss with management a variety of ESG topics that are significant to our business and stakeholders.
Execution of the Company's ESG strategy is overseen by the Company's senior management team. In 2021, we created an ESG Steering Committee, which includes cross-functional members of our senior executive team. The ESG Steering Committee is responsible for setting direction and driving accountability as we address material ESG issues, work with key stakeholders, and measure and report our progress on ESG matters.

2021 PROXY STATEMENT	19

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Independence
Our Corporate Governance Guidelines require that the Board be composed of a majority of directors who are “independent” under applicable NYSE rules, and state the Board’s belief that a substantial majority of directors should be independent. Our Board has determined that all of our directors other than Mr. Bryant are independent under the NYSE listing standards.
In reaching this determination, the Board considered the fact that Mr. Smolik serves on the Ducks Unlimited Conservation Programs Committee and the Boards of
Directors of Ducks Unlimited, Inc. and Ducks Unlimited de Mexico on a volunteer basis, and that the Company has provided annual corporate support to Ducks Unlimited and Ducks Unlimited de Mexico at a level well below 2% of the organization’s gross revenues, and did so prior to Mr. Smolik joining the Board. The Board considered the magnitude and nature of these relationships and determined that they did not impair the independence of Mr. Smolik.

20	AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Recruitment and Nominations
The Nominating & Corporate Governance Committee will consider director nominees recommended by our shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating & Corporate Governance Committee should send the recommendation to our Corporate Secretary at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, who will then forward it to the Nominating & Corporate Governance Committee. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (as amended from time to time) promulgated by the Securities and Exchange Commission (“SEC”), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating & Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our Bye-laws. See “Shareholder Proposals for the Company's 2022 Annual General Meeting of Members” for more information on these procedures.
The Nominating & Corporate Governance Committee will consider and evaluate persons recommended by the shareholders in the same manner as it considers and evaluates other potential directors, including incumbent directors.

Director Qualifications
The Board believes that its membership should consist of persons with sufficiently diverse and independent backgrounds and with the relevant expertise required to serve as a director of the Company. The Nominating & Corporate Governance Committee is tasked with ensuring that the Board meets this objective, and is responsible for reviewing the qualifications of potential director candidates and recommending to the Board candidates to be nominated for election to the Board of Directors. Our Corporate Governance Guidelines, which are available on our website as described above, set forth criteria that the Nominating & Corporate Governance Committee will consider when evaluating a director candidate for membership on the Board of Directors. These criteria are as follows: professional experience; education; skill; diversity; differences of viewpoint; other individual qualities and attributes that will positively contribute to the Board, including integrity and high ethical standards; experience with business administration processes and principles; ability to express opinions, ask difficult questions and make informed, independent judgments; significant experience in at least one specialty area; and the ability to devote sufficient time to prepare for and attend Board meetings. The Nominating & Corporate Governance Committee does

2021 PROXY STATEMENT	21

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.
Our Nominating & Corporate Governance Committee also considers the mix of backgrounds and qualifications of the directors and the challenges and needs of the Company to ensure that the Board of Directors has the necessary experience, knowledge and abilities to effectively perform its responsibilities.
The average tenure of our directors is approximately three years and none of our directors has a tenure longer than approximately six years. The Nominating & Corporate Governance Committee considers Board tenure and refreshment as additional relevant criteria in its identification, consideration and recommendation of director candidates.
When considering whether our directors and nominee(s) have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth in “Proposal No. 1: Election of Nine Directors to Serve Until the 2022 Annual General Meeting of Members.” We believe that our directors provide an appropriate diversity of background, experience and skills for the size and nature of our business.
Limitations on Board Service
Our Corporate Governance Guidelines provide for certain limitations on the service of our directors:
•
Occupation Changes – directors must notify the Chair when their principal occupation changes, and the Nominating & Corporate Governance Committee will review the circumstances regarding the change to determine whether continued Board membership is appropriate.

•	Additional Public Company Boards or Audit Committees – directors may not serve on more than five public company boards of directors or more than three audit committees.
•	Age Limit – no director will be nominated for reelection to the Board after reaching the age of 75 unless an affirmative request is made by the Board for that director to continue service.
Board Composition
Our Board currently consists of nine directors, with Mr. Garrett serving as non-executive Board Chair. The number of directors on our Board may be modified from time to time by our Board of Directors in accordance with our Bye-laws.
Under the Board-sponsored transition plan to eliminate our classified board structure, as approved by shareholders at the 2018 Annual General Meeting, effective as of the Annual Meeting our classified board structure will end and the entire Board will be elected annually. Any directors appointed by the Board to fill vacancies after such time would serve only until the next Annual General Meeting or until a director’s earlier death, resignation or removal.
Director Orientation and Continuing Education
We have a process for onboarding and orienting new directors and for providing continuing education to our Board members. As part of our director orientation program, new directors participate in one-on-one introductory meetings with Axalta’s business and functional leaders and are briefed on the Company’s strategic plans, financial statements and processes and key issues, as well as the Company’s governance and compliance policies and procedures. We encourage and pay for our directors to attend continuing education programs on ESG matters, compliance and other critical issues associated with a director’s service on a public company board, as well as site visits to our facilities around the world. Our Board and committees also receive educational programming through guest speakers and substantive issue presentations during Board and committee meetings and other Board events.

22	AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Meetings, Attendance and Executive Sessions
Directors are expected to spend the time needed and to meet as frequently as necessary to properly fulfill their responsibilities. The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter between scheduled meetings requires Board review or action. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings and meetings of committees on which they serve. In addition, all directors are invited, but not required, to attend our Annual General Meeting of Members. All of our current directors, other than Messrs. Chapman and Sachdev who joined the Board in July 2020 and August 2020, respectively, attended the 2020 Annual General Meeting.
In general, the Board reserves time during each regularly scheduled meeting to allow the directors to meet without management and to allow the independent directors to meet alone in executive sessions, over which the independent non-executive Board Chair presides.
During 2020, the Board met 14 times, and all directors attended 75% or more of the meetings of the Board and committees on which they served and held during their tenure.
Board Self-Evaluation Process
Our Board believes that a comprehensive self-evaluation enhances the effectiveness of our Board and committees. Each of the Board's standing committees conducts an annual evaluation to determine whether it has complied with its responsibilities under our Bye-laws, the committee charter and applicable laws and regulations. In addition, the Nominating & Corporate Governance Committee oversees an annual self-evaluation of the Board and its standing committees to assess effectiveness and areas for improvement. The self-evaluation solicits director feedback on, among other things, the following topics:
•	Board and committee composition, including skills, background and experience;
•	The quality of the Board and committee participation, process and meeting agendas/materials;
•	Whether and how well each committee has performed the responsibilities in its charter;
•	Areas where the Board and committees should increase their focus;
•	Satisfaction with time allocated for topics and encouragement of open discussion and communication;
•	The current committee structure and whether any new committees should be established; and
•	Access to management, experts and internal and external resources.

01

Corporate Governance Review

Our Nominating & Corporate Governance Committee reviews the elements of our evaluation process to ensure that it allows for the opportunity to provide actionable feedback on the Board's and committees' functioning.

02

Annual Board and Committee Assessments

Each of our Board and our Audit, Compensation, Nominating & Corporate Governance, and EHS&S Committees conducts an annual review of whether and how well it has complied with the responsibilities under its charter. As part of this process, each director assesses the Board's and applicable committees' composition and organization, the quality of participation and process and the quality of meeting agendas and materials.

03

One-on-One Discussions

The General Counsel meets annually with each director to discuss the Board's and committees' operations, performance and areas of potential improvement.

04

Review and Follow Up

The Board Chair and the Nominating & Corporate Governance Committee review the results of the Board evaluation and General Counsel discussions, and the material is shared with the full Board. Follow-up actions and potential areas for improvement are provided to management and to the Board for implementation.

Board Committees
Our Board of Directors oversees the management of our business and affairs as provided by Bermuda law and conducts its business through its meetings and its four standing committees: Audit Committee, Compensation
Committee, Nominating & Corporate Governance Committee, and Environment, Health, Safety & Sustainability Committee. In addition, from time to time,

2021 PROXY STATEMENT	23

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

other committees may be established under the Board’s direction when necessary or advisable to address specific issues.
Each of the standing committees operates under a charter that was approved by our Board of Directors, copies of which are available on our website at www.axalta.com.
Set forth below is the current membership and descriptions of each of the standing committees, with the number of meetings held during the year ended December 31, 2020 in parentheses:

Audit Committee (7) Robert McLaughlin (Chair) Steven Chapman William Cook Mark Garrett	•
Responsible for assisting the Board of Directors in overseeing our accounting and financial reporting processes and other internal control processes, the audits and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, our Code of Business Conduct and Ethics and the performance of our internal audit function.

	•	Appoints and oversees our independent registered public accounting firm, including pre-approval of non-audit services.
	•	Mr. McLaughlin was appointed as the Chair of the Audit Committee in April 2014.
•
The Board of Directors has determined that Messrs. McLaughlin, Cook and Garrett are each an “audit committee financial expert” as such term is defined under the applicable regulations of the SEC and have the requisite accounting or related financial management expertise and financial sophistication under the applicable rules and regulations of the NYSE.

•
The Board of Directors has also determined that each committee member is independent under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards, for purposes of the Audit Committee.

Compensation Committee (9) Elizabeth Lempres (Chair) Deborah Kissire Robert McLaughlin Rakesh Sachdev	•
Responsible for reviewing and approving the compensation philosophy and practices for the Company, reviewing and approving all forms of compensation and benefits to be provided to our Chief Executive Officer, our other executive officers and the Board of Directors, and reviewing and overseeing the administration of our equity incentive plans.

	•	Responsible for the oversight of the Company's human capital management matters, including the Company's diversity, equity and inclusion efforts.
•
Our executive compensation processes and the role of the Compensation Committee, our executive officers and management in the compensation process are each described under the heading “Compensation Discussion and Analysis — Compensation Governance: Oversight and Administration of the Executive Compensation Program” in this Proxy Statement.

	•	Ms. Lempres was appointed as the Chair of the Compensation Committee in January 2019.
	•	The Board of Directors has determined that each committee member is independent under the NYSE listing standards for purposes of the Compensation Committee.

24	AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Nominating & Corporate Governance Committee (9) Deborah Kissire (Chair) Elizabeth Lempres Rakesh Sachdev Samuel Smolik	•	Responsible for identifying and recommending director candidates for election to our Board of Directors and reviewing the Board’s committee structure and recommending membership of the committees.
•
Reviews and recommends the Company’s Corporate Governance Guidelines and makes recommendations to the Board regarding governance and ESG matters, including the Company’s Memorandum of Association, Bye-laws and committee charters.

	•	Oversees the annual self-evaluation of the Board and committees.
	•	Ms. Kissire was appointed as the Chair of the Nominating & Corporate Governance Committee in December 2016.
	•	The Board of Directors has determined that each committee member is independent under the NYSE listing standards for purposes of the Nominating & Corporate Governance Committee.

Environment, Health, Safety & Sustainability Committee (6) Samuel Smolik (Chair) Steven Chapman William Cook
	•	Responsible for the oversight and review of the Company’s policies, performance and strategy related to the environment, health, safety, human rights and sustainability.
	•	Reviews compliance issues and material proceedings regarding environmental, health, safety and sustainability matters.
	•	Mr. Smolik was appointed as the Chair of the EHS&S Committee in February 2017.

In addition to our standing committees, in June 2019, our Board of Directors announced that we had begun a review of strategic alternatives. The Board appointed a committee comprised of Messrs. Garrett, Smolik and Bryant, with Mr. Garrett serving as committee chair, to oversee the strategic review process, which was concluded on March 31, 2020.

2021 PROXY STATEMENT	25

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board’s Commitment to Shareholder Engagement
Why We Engage
Our Board and management team appreciate the benefits of regular engagement with our shareholders in order to maintain awareness of their perspectives on Axalta and matters affecting the Company.
Our shareholder engagement efforts allow the Board to:
•	consider the viewpoints of our shareholders in connection with its oversight of management and the Company;
•	discuss key developments in our business including our strategy and performance; and
•	assess issues that may impact our business, corporate activities and governance practices, including ESG matters.
How We Engage
•	We provide institutional investors and equity analysts with opportunities to engage with, and provide feedback to, the Company.
•	Our management participates in industry conferences, one-on-one investor meetings and non-deal roadshows.
•	Between March 2020 and March 2021, we engaged with investors representing approximately 70% of our shareholder base (based on share ownership) on a variety of topics.
•	During 2020 we also provided opportunities for certain of our shareholders to provide feedback directly to, and to have discussions with, our Board.

26	AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board’s Commitment to the Continued Development of our ESG Practices
Our Board is committed to strong ESG practices. The following summary highlights the ESG developments, including changes that were instituted in response to, and in coordination with, our shareholder engagement efforts, overseen and implemented by the Board and management since our November 2014 initial public offering.
ESG Actions
2015-2018	•	Appointed two women to our Board
	•	Appointed Ms. Kissire as the Chair of the Nominating & Corporate Governance Committee, our first female director serving in a Board leadership position
	•	Established our EHS&S Committee, to oversee environmental, health, safety and sustainability matters, including our Sustainability Report
	•	Initiated the elimination of our classified Board over a three-year transition period
	•	Separated the roles of Chair and CEO
2019	•	Appointed Ms. Lempres as Chair of the Compensation Committee, our second female director in a Board leadership position
	•	Appointed our first independent non-executive Board Chair
	•	Adopted an updated Code of Business Conduct and Ethics
2020	•	Appointed two new directors, Messrs. Chapman and Sachdev, each of whom brings unique and diverse characteristics to our Board
	•	Expanded the Compensation Committee's oversight to include human capital management matters
•
Amended our clawback policy to permit the Company to recoup incentive compensation in certain circumstances, including violations of certain Company policies (e.g., the Code of Business Conduct and Ethics), in addition to a financial restatement

	•	Formalized the EHS&S Committee's responsibility for human rights matters oversight as part of its broader sustainability oversight
	•	Held frequent Board meetings to ensure management's implementation of protocols to protect the health and safety of our employees and our continued ability to serve our customers in light of COVID-19
2021	•
Established an ESG Steering Committee comprising key functional and business leaders to coordinate and communicate on Axalta's ESG initiatives, in consultation with, and with oversight from, our Board and its standing committees

	•	Will launch our first all employee global employee engagement survey to capture the voice of our global team

2021 PROXY STATEMENT	27

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Succession Planning and Increasing Diversity
The Company actively engages in succession planning in order to ensure that it has a strong pipeline of internal executive talent. The Board of Directors and the Compensation Committee regularly review succession plans for the Chief Executive Officer and other members of senior management, including plans for emergency scenarios. The Board and the Compensation Committee also regularly assess the staffing of the Company’s key leadership positions to identify and develop employees for these positions. In addition, the Company provides a number of leadership training opportunities, including an annual senior leadership program to recognize the Company’s emerging leaders from around the globe and to connect them with peers and senior executives of the Company. The Company believes that the diversity of background, experience and views of our employees, including a diversity of race, gender, ethnicity, nationality, sexual orientation and cultural backgrounds, is important to our long-term success, and we remain committed to enhancing the diversity of our leadership and broader employee population. To that end, we strive to ensure that our hiring processes include candidates with diverse backgrounds and we seek to identify high-potential employees with diverse backgrounds in connection with our internal talent reviews.
Communications with the Board
The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties may send written communications to the Board, c/o the Corporate Secretary of the Company at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street,
Suite 3600, Philadelphia, PA 19103. Communications concerning substantive Board or Company matters shall promptly be forwarded by the Corporate Secretary to the non-executive Board Chair, and the Corporate Secretary shall keep and regularly provide to the non-executive Board Chair a summary of any communications received.
Stock Ownership Guidelines
In order to ensure meaningful share ownership in Axalta by the Company’s directors and officers, the Company has adopted minimum share ownership requirements. More information is set forth under the heading “Stock
Ownership Guidelines” in the Director Compensation and Compensation Discussion and Analysis sections of this Proxy Statement.
Clawback Policy
The Board of Directors has adopted a policy regarding the recoupment of compensation paid to current and former executive officers and certain other members of our senior management team in the event of a restatement of the Company’s financial results, as well as certain other circumstances, including violations of certain Company policies, such as the Code of Business Conduct and Ethics. More information is set forth under the heading “Incentive Compensation Recoupment Policy” in the Compensation Discussion and Analysis section of this Proxy Statement.
Certain Relationships and Related Person Transactions
Our Board has adopted a written policy for the review and approval of transactions involving us and “related persons,” which include our executive officers, directors, director nominees, shareholders owning 5% or more of our outstanding common shares, and the immediate family members of any of the foregoing persons. The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest. Pursuant to this policy, our management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto. Our Audit Committee will then:
•
review the relevant facts and circumstances of each related person transaction, including the financial terms of the transaction, the benefits to us, the availability of other sources for comparable products or services, whether the transaction is on terms no less favorable to us than those that could be obtained in arm’s-length dealings with an unrelated third party or employees generally and the extent of the related person’s interest in the transaction; and

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

•	consider the impact on the independence of any independent director and the actual or apparent conflicts of interest.
All related person transactions require the approval of, or ratification by, our Audit Committee in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our Audit Committee under the policy, including ordinary course purchases of Company products, resolution of warranty claims, receipt of compensation and benefits, reimbursement of expenses, and transactions where the related person’s interest arises only from certain roles with the other party. No director may participate in the approval of a related person transaction of which he or she, or his or her immediate family member, is a party.
From time to time the Company may engage in ordinary course transactions with other parties affiliated with our directors; however, to the Company’s knowledge, since the beginning of fiscal year 2020, no related person has had a material interest in any of the Company’s business transactions or relationships.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and our executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification rights granted to directors and officers under Bermuda law.
Executive Officer Severance Arrangements
See “Compensation Discussion and Analysis – Severance Arrangements” for information regarding the severance arrangements that apply to our executive officers.
Environmental, Social and Governance Matters
Axalta is committed to carefully managing ESG issues throughout the Company. Our approach includes internal and external stakeholder perspectives to ensure we are focusing our policies, programs and performance improvements on relevant ESG matters.

As described above, in 2021 we formed an ESG Steering Committee in order to continue to drive the evolution of Axalta's ESG practices.
The following are highlights of the ESG programs and practices at Axalta.
Environment
•
Environmental Stewardship – the Company is committed to environmental compliance and reducing the environmental impact of our operations. As a member of Responsible Care®, the chemical industry’s environmental, health, safety and security performance initiative, we have strong policies and procedures in place to protect the environment. We manage our environmental efforts through our robust management systems, which are third-party certified to both the RC14001 and ISO14001 standards. We continue to reduce our environmental footprint through reductions in energy use, emissions and waste at our manufacturing sites globally. Axalta responded to the 2020 CDP (formerly Carbon Disclosure Project) questionnaire in August 2020, which outlines in detail our recent efforts.

•	Product Stewardship – ensuring our products and services meet all regulatory compliance obligations while also protecting the health and safety of employees, customers and consumers is a key element of our ESG efforts. We manage potential hazards with our raw materials and finished products responsibly and safely in our operations and communicate the known risks to others across our value chain.
•
Product Innovation – Axalta’s Technology organization develops new products and services for our customers, many of whom are increasingly interested in environmentally friendly offerings. In 2020, Axalta continued to launch innovative products with sustainability attributes, like our waterborne clearcoat technology for the refinish market that reduces volatile organic compound (VOC) emissions by up to 60% compared to solventborne clearcoats. In addition, Axalta's Energy Solutions business is a key supplier of coatings and resins that enable the safe and efficient operation of motors that power electric vehicles. We have also made significant investments in technology in

2021 PROXY STATEMENT	29

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

our Transportation Coatings business to support our OEM customers in their ongoing efforts to reduce vehicle weight, thereby increasing fuel economy.
Social
•
Human Capital Management – our employees are one of our greatest resources. In order to attract and retain high performing individuals, we are committed to partnering with our employees to provide opportunities for their professional development and promote their well-being. In support of this commitment, in 2021 we will launch our first all employee engagement survey, the results of which will be shared and discussed with the Compensation Committee and the Board, to understand how we can better support the growth and development of our global team.

•
Diversity, Equity and Inclusion – respect for every individual is an essential value and the foundation of our success, and diversity, equity and inclusion have always been important to us. We aspire to a diverse talent pool and to foster an inclusive workplace culture where differences are valued and expressed freely, and all our employees have the individual support they need to develop and grow. In 2021, we plan to further strengthen these cultural elements through continued educational and awareness programs, focused recruitment practices and involvement by leadership. We are committed to continue developing our diversity, equity and inclusion programs and practices, as part of the overall evolution of our human capital management programs.

•
Management Transparency – our CEO and other members of our senior leadership team regularly communicate with our global employee population. For instance, following our earnings releases we hold a quarterly “town hall” that is accessible by all of our employees. During the town hall our CEO and other business and functional leaders provide an update on various matters affecting our business, as well as answer questions from our employees. During 2020 we increased the frequency of town halls to ensure our employees had timely access to information about the impact of COVID-19 on our operations and employees.

•	Safety Performance – our global team is committed to Driving Perfect Performance for a safe work environment for all employees and contractors at our sites. In 2020, Axalta achieved our best-ever global safety performance – a total recordable incident rate of 0.14 – even in the face of the challenges resulting from the global pandemic. Our focus and record on safety reflects the importance of our employees – our human capital – to our business and our strategy for value creation. Safety is and will remain a top priority.
•
Responsible Sourcing – Axalta is committed to ensuring responsible sourcing practices are upheld and human rights are respected throughout our supply chain. Our Supplier Code of Conduct, available on our website at www.axalta.com, outlines the expectations we have of our suppliers regarding compliance with laws, business practices and treatment of people. We work closely with our suppliers and customers to identify and mitigate risks in our global supply chain. Axalta is an active member of the Responsible Minerals Initiative and works alongside peers, customers, suppliers and other stakeholders to advance responsible sourcing practices for mica, cobalt and conflict minerals, particularly in conflict-affected and high-risk areas.

•
Axalta Bright Futures – Axalta Bright Futures encompasses the company’s community engagement and corporate giving activities. The Axalta Bright Futures program makes a positive impact in the communities where our employees live, work and raise their families. We focus our efforts in two areas:

○
STEM and vocational education: developing the next generation of scientists, engineers, color experts, operators and auto body painters – especially women and people from disadvantaged and diverse backgrounds – to promote the vitality of the coatings industry and our customers’ industries.

○
Children, health, safety and the environment in our communities: supporting local organizations, community initiatives and environmental stewardship efforts that improve the lives of people where our employees and our customers live and work, with a focus on supporting diverse and disadvantaged community members.

30	AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Spotlight on Axalta Bright Futures

Axalta's focus on STEM and vocational education initiatives continued throughout 2020.

Through Axalta Bright Futures, Axalta provided financial, in-kind and mentoring support to university engineering students and their racing teams across Europe and in China. We sponsored several vocational training programs around the world, like WorldSkills in Australia, which provides training to future vehicle refinishers.

AGORIA

We celebrated the

6th year

of our Axalta All-Pro Teachers program, where STEM educators in the greater Philadelphia area are recognized for their outstanding contributions to their students, school and community and receive a donation from Axalta for STEM-related programming. Our ongoing support of the Franklin Institute and the Michigan Science Center provided opportunities for children of all ages to have hands-on experiences with STEM subjects.

EPI
C.O.I.T.I.P.A.

Governance
•
Regular Independent Directors Meetings – independent directors meet regularly in executive sessions without the presence of management, including Mr. Bryant. These sessions are normally held prior to, following or in conjunction with regular Board and committee meetings.

•
Regular Reviews of Governance and ESG Practices – the Nominating & Corporate Governance Committee regularly reviews our governance and ESG practices with management and the Board in order to ensure that we continue to develop and enhance such practices.

•
Annual Board and Committee Self-Evaluations – each year, the Nominating & Corporate Governance Committee administers a self-evaluation of the Board and its standing committees, including an assessment of Board and committee composition.

•	Director Education – the Company provides training to the Board and its committees on key governance and management topics on a regular basis by guest speakers and Company experts. In addition, the Company encourages Board members, and supports them in their efforts, to attend outside trainings on topics relevant to their Board responsibilities.
•
Stock Ownership Guidelines for Directors and Executive Officers – the Company has adopted stock ownership guidelines for directors and executive officers. Each of the directors and executive officers satisfies the stock ownership guidelines or is within the grace period provided by the guidelines to achieve compliance.

For additional information on certain components of our ESG programs, as well as certain ESG goals and performance, please read our latest Sustainability Report available at sustainability.axalta.com.

2021 PROXY STATEMENT	31

DIRECTOR COMPENSATION
Overview
Our non-employee director compensation program is designed to fairly compensate directors for the work required at a company of our size and scope as well as to align directors’ interests with the long-term interests of our shareholders. The annual compensation under our program is detailed below. We pay additional annual compensation to the non-executive Board Chair, Presiding Director (if any) and chairs of each standing committee in recognition of the workload and responsibilities required of these positions. No additional meeting fees are paid.
Compensation Component	Amount
Annual equity retainer – restricted stock units (“RSUs”)(1)	$200,000
Annual cash retainer(2)	$75,000
Chair annual fee(2)	$125,000
Presiding Director annual fee(2)(3)	$10,000
Audit Committee Chair annual fee(2)	$20,000
Other Committee Chair annual fee(2)(4)	$10,000
(1)	RSUs vest 100% on the first anniversary of the grant date
(2)	Payable quarterly in arrears
(3)	Payable only during the service of a Presiding Director, if any
(4)	The Compensation Committee Chair annual fee was increased to $15,000 effective January 1, 2021
Mr. Bryant receives no additional compensation for serving on our Board of Directors or its committees.
The Compensation Committee reviews all director compensation, including the non-executive Board Chair compensation, annually assisted by a third-party compensation consultant. The Compensation Committee in October 2020 reviewed a peer comparison of director compensation conducted by Deloitte LLP. Following this review, except as noted above, the Compensation Committee recommended no changes to the components and amounts of non-employee director compensation for 2021. In addition, in recognition of the impact of COVID-19 on our business and employees, in April 2020 the Compensation Committee approved a 20% reduction in the Board cash retainer and leadership fees from May 1, 2020 through August 31, 2020.

32	AXALTA COATING SYSTEMS

DIRECTOR COMPENSATION

Director Compensation Table 2020
For the year ended December 31, 2020, we provided the compensation set out in the table below to our directors.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Robert W. Bryant(3)	—	—	—
Steven M. Chapman(4)	13,024	89,451	102,475
William M. Cook	70,000	199,994	269,994
Mark Garrett	186,667	199,994	386,661
Deborah J. Kissire	79,334	199,994	279,328
Elizabeth C. Lempres	79,334	199,994	279,328
Robert M. McLaughlin	88,666	199,994	288,660
Rakesh Sachdev(5)	7,540	75,093	82,633
Samuel L. Smolik	79,334	199,994	279,328
(1)
Amounts reflect the director retainer, Chair fee and committee chair fees earned in 2020, including the temporary fee reductions discussed above; such amounts are paid quarterly in arrears and prorated for a partial year of service.

(2)
The number of RSUs granted for each director is calculated by dividing the value of the grant ($200,000) by the 20-day average price of our common shares ending on the last day of the month prior to the grant date. The amounts in this column reflect the grant date fair value of directors’ stock awards for 2020 computed in accordance with FASB ASC Topic 718, which is calculated using the number of shares granted multiplied by the closing price of our common shares on the date of grant. The grant date for Mr. Cook, Mr. Garrett, Ms. Kissire, Ms. Lempres, Mr. McLaughlin and Mr. Smolik was February 19, 2020. The grant date for Mr. Chapman was July 21, 2020. The grant date for Mr. Sachdev was August 24, 2020. The aggregate number of awarded RSUs outstanding at 2020 fiscal year-end for each non-employee director is as follows: Mr. Chapman, 3,925; Mr. Cook, 6,727; Mr. Garrett, 6,727; Ms. Kissire, 6,727; Ms. Lempres, 6,727; Mr. McLaughlin, 6,727; Mr. Sachdev, 3,112; and Mr. Smolik, 6,727.

(3)	Mr. Bryant serves as our Chief Executive Officer and President and, therefore, does not receive compensation for his service as an employee director.
(4)	Mr. Chapman was appointed to the Board effective July 2020.
(5)	Mr. Sachdev was appointed to the Board effective August 2020.
Non-Employee Director Stock Ownership Guidelines
Our Compensation Committee adopted stock ownership guidelines for all non-employee directors, which require that, within five years after first appointment to the Board, each of our non-employee directors must directly or indirectly own an amount of our common shares equal to five times the director’s annual cash retainer for Board service (excluding any additional fees for leadership roles), or $375,000 based on the amount of the retainer at this time. All directors are in compliance with this requirement or within the grace period of the guidelines.

2021 PROXY STATEMENT	33

Proposal 2
Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2022 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof

☑ The Board recommends a vote FOR this proposal.

• Independent firm.

• Significant industry, global audit and financial reporting expertise.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and auditor to examine the books of account and other records of the Company and its consolidated subsidiaries for the 2021 fiscal year. The Board of Directors is asking shareholders to approve this action and to delegate authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.
Representatives of PwC are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and will be available to respond to appropriate questions that may come before the Annual Meeting.
In the event that shareholders fail to approve the appointment of PwC as the Company’s independent registered public accounting firm and auditor, the Audit Committee will consider the shareholder vote in determining whether to retain the services of PwC in connection with the 2021 audit.
Independent Registered Public Accounting Firm
The following table shows the aggregate fees for professional services provided by PwC and its affiliates for the audits of the Company’s consolidated financial statements for the years ended December 31, 2020 and
2019, and other services rendered during such years. A significant portion of the Tax Fees for both 2020 and 2019 resulted from a one-time capital structure event as described below.
Fee Category	2020 ($000s)	2019 ($000s)
Audit Fees	$5,107	$5,049
Audit-Related Fees	451	220
Tax Fees	4,773	7,034
All Other Fees	10	7
TOTAL	$ 10,341	$ 12,310
Audit Fees
Audit Fees were for professional services rendered for the audit of the U.S. GAAP consolidated financial statements and the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits, comfort letter procedures and quarterly reviews.
Audit-Related Fees
Audit-Related Fees consist of the fees and expenses for audits and related services that are not required under securities laws, reviews of financial statements and due diligence associated with acquisitions.

34	AXALTA COATING SYSTEMS

PROPOSAL NO. 2: APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR

Tax Fees
Tax Fees consist of the fees and expenses for tax planning, advisory and compliance services. Compliance fees consist of the aggregate fees billed for professional services rendered for tax return preparation and related compliance documentation. The following table details the associated tax fees for 2020 and 2019.
	2020 ($000s)	2019 ($000s)
Tax Legislation and Related Developments	$1,665	$1,690
Tax Advisory Services – Review of Strategic Alternatives	1,025	1,575
Tax Planning and Advisory Services	1,339	3,064
Tax Compliance	744	705
TOTAL	$ 4,773	$ 7,034
When engaging PwC on these matters, management and the Audit Committee considered PwC’s expertise in domestic and international corporate taxation as well as its institutional knowledge of our operations. As such, management and the Audit Committee determined that the engagement of PwC would ensure efficient and quality advice that is pertinent to our business and consistent with our overall business strategy.
In particular, advice from PwC was required in 2020 and 2019 in connection with a significant one-time capital structure event, the Company’s review of strategic alternatives, which began in June 2019 and was concluded in March 2020, and the fees for such advice ($1.025 million in 2020 and $1.575 million in 2019) represent approximately 21.5% and 22.4%, respectively, of the total “Tax Fees” set forth in the table above for 2020 and 2019. PwC played a critical role in advising the Company with various potential tax structuring matters and related tax consequences throughout the course of the review of strategic alternatives. Given PwC’s deep knowledge of our operations and structure, we believe that it is unlikely that another service provider would have been able to provide the needed level of expertise, on both a timely and cost-effective basis.
The Audit Committee reviewed and pre-approved PwC’s engagement and the associated fees, and considered in each case whether such fees would impair the independence of PwC in auditing the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019. Following the conclusion of the review of strategic alternatives in March 2020, we did not incur additional fees from PwC for this work.
The Audit Committee discussed and determined that PwC’s performance of the tax services would not impair its independence. Nonetheless, our Audit Committee has instructed PwC and management that, absent extenuating circumstances, such as in the case of the significant one-time capital structure event described above, PwC’s audit, audit-related and compliance fees should comprise a majority of its overall fees.
All Other Fees
Fees for all other services and related expenses not included in other fee categories, principally for accounting research software.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is responsible for selecting the independent registered public accounting firm retained by us to audit our financial statements. The Audit Committee also has responsibility for the retention, compensation, oversight and termination of any independent auditor employed by us.
The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm prior to the engagement of such firm with respect to such services. Under these policies and procedures, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. However, the authority to pre-approve up to $500,000 per engagement has been delegated to the Audit Committee Chair to accommodate time-sensitive service proposals and the Audit Committee Chair reports any such pre-approvals to the full committee at the next meeting. In each case, the Audit Committee and/or the Audit Committee Chair considers whether the provision of such services would impair the independent registered public accounting firm’s independence. All audit services, audit-related services, tax services and

2021 PROXY STATEMENT	35

PROPOSAL NO. 2: APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR

other services provided by PwC for 2020 and 2019 were pre-approved.
The approval of Proposal No. 2, to appoint PwC as our independent registered public accounting firm and auditor until the conclusion of the 2022 Annual General Meeting of Members and delegation of authority to the
Board, acting through the Audit Committee, to set the terms and remuneration thereof, requires the affirmative vote of a majority of our common shares present, through virtual attendance or by proxy, at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the vote.
The Board of Directors recommends a vote “FOR” Proposal No. 2, to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2022 Annual General Meeting of Members and the delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof. Proxies will be voted “FOR” such appointment, unless otherwise specified in the proxy.

36	AXALTA COATING SYSTEMS

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Audit Committee of the Board of Directors is providing this report to enable shareholders to understand how the Audit Committee monitors and oversees the Company’s financial reporting process. The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Company’s independent registered public accounting firm on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Audit Committee members do not act as accountants or auditors for the Company. Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate. The Audit Committee operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. A copy of the charter can be found on the Company’s website at www.axalta.com.
The Audit Committee is responsible for the appointment of the independent registered public accounting firm, as well as for reviewing the appointment or replacement of the leader of the Company’s internal audit function. In 2018, the Audit Committee reviewed and participated in the appointment of a new leader of the Company’s internal audit function, which participation included conducting interviews with candidates for the role. Additionally, the Audit Committee is directly involved in selecting the lead engagement audit partner to ensure that the lead partner is appropriately qualified to lead the Company’s audit. Under SEC rules, the lead audit partner is required to rotate every five years and a new lead audit partner from PwC, which has served as the Company’s independent registered public accounting firm since 2011, was appointed for fiscal year 2019.

2021 PROXY STATEMENT	37

AUDIT COMMITTEE REPORT

Regularly throughout fiscal year 2020, the Audit Committee reviewed and discussed with management, including internal audit, and PwC, with and without management present, the Company’s progress in the testing and evaluation of its internal control over financial reporting and discussed the results of their respective audit examinations and the overall quality of the Company’s financial reporting. The Audit Committee also met separately with the Company’s Senior Vice President and Chief Financial Officer, as well as the Company's Senior Vice President and General Counsel. The Audit Committee also discussed and reviewed with management and the Company’s internal auditors the Company’s enterprise-wide risk assessment as well as cyber and information security generally.
The Audit Committee consists of four directors, Messrs. McLaughlin, Chapman, Cook and Garrett, each of whom satisfies the independence requirements promulgated by the SEC and applicable NYSE rules. The Board has determined that each of Messrs. McLaughlin, Cook and Garrett are audit committee financial experts as defined by the rules of the SEC.
This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2020 with management and the Company’s independent registered public accounting firm, PwC; (ii) discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the “PCAOB,” and the SEC; (iii) reviewed the written disclosures and letters from PwC as required by the rules of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with PwC its independence from the Company.
The Audit Committee has considered whether the provision of non-audit professional services rendered by PwC, and disclosed elsewhere in this Proxy Statement, is compatible with maintaining its independence.
Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Respectfully submitted,
AUDIT COMMITTEE
Robert M. McLaughlin (Chair)
Steven M. Chapman
William M. Cook
Mark Garrett

38	AXALTA COATING SYSTEMS

Proposal 3	Non-binding advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers

☑ The Board recommends a vote FOR “ONE YEAR” for this proposal.
As discussed in Proposal No. 4, the Board of Directors values the input of shareholders regarding the Company’s executive compensation practices. Shareholders are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal No. 4, will occur. Shareholders have the choice of voting for advisory votes on the Company’s executive compensation to occur once every one, two or three years, or abstaining from the vote.
Our Board recommends that future advisory votes on executive compensation occur every year. The Board believes an annual vote promotes accountability and transparency for our executive compensation program and practices, and recommends that shareholders vote to hold an advisory vote on executive compensation every year.
This is an advisory vote, and as such is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions expressed by shareholders in their votes on this Proposal No. 3 and will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. The Board will consider the frequency (every one, two or three years) receiving the most votes as representing our shareholders' collective view on how frequently such votes should occur.
A frequency vote similar to this will occur at least once every six years. Abstentions and broker non-votes will not affect the outcome of this advisory vote.
The Board of Directors recommends that shareholders vote “FOR” future advisory votes on the executive compensation paid to our named executive officers to be held every “ONE YEAR.”

2021 PROXY STATEMENT	39

Proposal 4	Non-binding advisory vote to approve the compensation paid to our named executive officers
☑ The Board recommends a vote FOR this proposal.

• Strong alignment of executive pay with Company performance.

• Oversight of compensation program by fully independent Compensation Committee with assistance of independent compensation consultant.
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” the SEC enacted requirements for the Company to present to its shareholders a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation philosophy, policies and practices described in this Proxy Statement. As required by these rules, the Board of Directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 41 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 63, and to cast an advisory vote on the Company’s executive compensation programs through the following resolution:
“Resolved, that the members approve, on an advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in the Company’s Proxy Statement for the 2021 Annual General Meeting of Members.”
As discussed in the Compensation Discussion and Analysis, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce that is critical to the Company’s success and will drive the creation of shareholder value. The Company sets challenging financial and operational performance targets, and a significant amount of each of our named executive officer's annual compensation is tied to our achievement of these performance targets. Therefore, payment is earned only if performance warrants it. The Board of Directors believes that our current compensation program directly links executive compensation to Company performance, aligning the interests of the Company’s executive officers with those of its shareholders. The Company achieved strong financial and operational results in 2020 in the face of the unprecedented circumstances created by the COVID-19 pandemic, including decisive action that allowed us to continue serving customers while protecting the health and safety of our employees and to generate significant free cash flow despite depressed net sales and profit resulting from COVID-19. The compensation of our named executive officers in 2020 reflects these results and was not adjusted by the Compensation Committee.
This is an advisory vote and as such is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the input of the shareholders and will take into account the outcome of this vote in considering future compensation decisions regarding the Company’s named executive officers. The Company strongly encourages all shareholders to vote on this matter.
The approval of Proposal No. 4, to approve an advisory (non-binding) resolution regarding the compensation paid to the Company’s named executive officers, requires the affirmative vote of a majority of our common shares present, through virtual attendance or by proxy, at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the advisory vote.
The Board of Directors recommends a vote “FOR” Proposal No. 4, to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers.

40	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS
CD&A Table of Contents
Introduction
This Compensation Discussion and Analysis provides an overview and analysis of our executive compensation program, including: (i) the elements of our compensation program for our named executive officers listed below (“NEOs”); (ii) the material compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis; and (iii) the material factors considered in making those decisions.
Robert W. Bryant
Chief Executive Officer and President
Sean M. Lannon
Senior Vice President and Chief Financial Officer
Brian A. Berube
Senior Vice President, General Counsel and Corporate Secretary
Troy D. Weaver
Senior Vice President, Global Refinish
Hadi H. Awada
Senior Vice President, Global Transportation Coatings starting October 12, 2020
Steven R. Markevich
Executive Vice President and President, Transportation Coatings and Greater China until October 12, 2020
Executive Summary
2020 Highlights
2020 Performance
The 2020 fiscal year was one of significant and unforeseeable challenges brought on by the COVID-19 pandemic, which began while we were still navigating the review of strategic alternatives that started in June 2019

2021 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

and was concluded on March 31, 2020. The pandemic hit our business quickly, and our management responded in a timely and decisive manner. At the outset, we modified operating procedures in our manufacturing sites by implementing social distancing and increased sanitization, in order to protect the health and safety of our employees while maintaining continuity of service for our customers. We also instituted a number of actions in order to increase working capital efficiency in the near-term and to maximize cash flow and liquidity, including a 20% reduction in the salaries of the Company's senior management team and our NEOs for four months. In addition, we implemented a global restructuring program, as well as an organizational realignment, that we believe will drive shareholder value by enabling us to compete more effectively and grow faster in the long-term.
Notwithstanding the commitment and achievements of our employees, COVID-19 significantly dampened our 2020 financial performance, particularly in the second quarter. However, as a result of strong operational and financial performance in the first, third and fourth quarters of 2020, the impact on net sales for the year was limited to a decrease of approximately 17% while Adjusted EBIT decreased roughly 24%. At the same time, our decisive actions in response to the pandemic helped us to generate free cash flow of approximately $442 million.
During the year, our business in large part tracked global economic cycles caused by COVID-19, with a severe decline in the second quarter of 2020, and, generally, a sequential recovery throughout the remainder of the year that was in line with, or exceeded, the improving business conditions across our end-markets. Throughout the pandemic, we were able to mitigate the impact of lower net sales with the cash flow and cost savings actions described above, ending the year with strong results and a healthy balance sheet, all of which could not have been achieved without the tremendous efforts of our employees during this difficult time.
The following table sets forth certain performance results and related payouts for our NEOs in 2020.
2020 Annual Bonus Plan
•	Corporate Adjusted EBIT, Refinish Adjusted EBIT and Transportation Adjusted EBIT were below threshold performance, resulting in a payout of 0% for these metrics
•	Corporate Adjusted Free Cash Flow exceeded maxiumum performance, resulting in a payout of 200% for this metric
•	Our NEOs delivered on various key leadership objectives (detailed below), resulting in payouts ranging from 100% to 150% for the individual performance component
2018-2020 Performance Stock Awards
•	Axalta’s relative total shareholder return was at the 23rd percentile of the relevant performance peer group, resulting in no performance shares earned for these awards
2019-2021 and 2020-2022 Performance Stock Awards
•	Adjusted EPS and ROIC were below the respective threshold levels for the 2020 performance period and therefore no PSUs were banked for such performance period under the respective awards
Objectives, Philosophy and Practices
Our compensation philosophy is rooted in pay-for-performance, with compensation that is structured to incentivize management to achieve near-term performance targets as well as long-term shareholder value, without motivating undue risk taking. This means that a significant amount of our NEOs’ compensation is performance based, and contingent on the Company achieving near-term and long-term performance targets. Our compensation program includes multiple forms of compensation as well as performance objectives, and, as a result, the aggregate compensation that may be earned by our NEOs is not dependent on a single form of compensation or a single performance objective. We believe this compensation structure incentivizes our NEOs to focus on Axalta’s overall performance, without over-emphasizing any particular objective.
Overall, we believe our compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a portion of an executive’s compensation opportunity will be related to factors that directly and indirectly influence shareholder value.
We maintain several guiding practices and review our compensation programs on an ongoing basis to ensure that market and regulatory best practices are considered and addressed.

42	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

What We Do	What We Don’t Do
☑  Align pay and performance

☑  Significant portion of executive officers’ pay is at-risk

☑  Provide sustained focus by setting multiple years of performance objectives for performance-based equity awards when granted

☑  Apply stock ownership policies for executive officers and directors

☑  Incentive compensation recoupment policy that permits recoupment in the event of a financial restatement as well as a covered person’s material breach of certain Company policies

☑  Include “double trigger” change-in-control provisions in equity awards

☑  Fully independent Compensation Committee

☑  Independent compensation consultant

☑  Mitigate undue risk in compensation programs

☑  Provide reasonable post-employment and
change-in-control provisions

☒  No single trigger vesting of equity awards upon a change-in-control

☒  No NEO employment agreements

☒  No excessive perquisites

☒  No tax gross-ups

☒  No hedging transactions by officers, directors or employees

☒  No pledging of shares as collateral by officers, directors or employees

☒  No speculating in short-term movements in price of shares by officers, directors or employees

☒  No discounted stock options or repricing
of underwater options

☒  No excessive risk-taking

Pay for Performance
Total compensation for our NEOs has been allocated between cash and equity compensation, taking into consideration the balance between providing near-term incentives and long-term incentives tied to our financial performance, to align the interests of management with the interests of our shareholders. The variable annual performance-based awards and the long-term equity awards, including the performance-based stock awards, are designed to ensure that total compensation reflects our overall level of success and to motivate the NEOs to meet appropriate performance measures tied to maximizing shareholder value. The mix of base salary and performance-based compensation, including the annual bonus and long-term equity incentive compensation, for our NEOs is shown in the charts below. The Compensation Committee determined this mix, taking into account market compensation information, to balance both long-term and near-term objectives and to motivate each NEO to attain those objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

*	Based on target performance levels.
Elements of Compensation Program
Compensation for our NEOs consists primarily of the elements, and their corresponding objectives, identified in the following table.
Compensation Element	Primary Objective
Base salary	To recognize performance of job responsibilities and to attract and retain individuals with superior talent.

Annual performance-based compensation	To promote our annual performance objectives across our workforce and reward individual contributions to the achievement of those objectives.

Long-term equity incentive awards
To emphasize our long-term performance objectives, encourage the maximization of shareholder value and retain key executives by providing an opportunity to participate in the ownership of our common shares.

Defined contribution plans	To provide an opportunity for tax-efficient savings and long-term financial security.

Severance arrangements	To encourage the continued focus and dedication of key individuals.

Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.
To serve the foregoing objectives, our overall compensation program is generally designed to be adaptive rather than purely formulaic. Our Compensation Committee has primary authority to determine and approve compensation decisions with respect to our NEOs. For 2020, compensation for our NEOs reflected the overall performance of the Company, each individual’s area of responsibility and the individual’s specific contributions to
Axalta’s performance. Our compensation decisions for the NEOs in 2020 are discussed below in relation to each of the above-described elements of our compensation program. The below discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.
COVID-19
COVID-19 created unprecedented public health and business challenges in 2020. The effects on our customer base were dramatic, as lockdowns and other COVID-19 containment measures significantly impacted, and in some cases eliminated entirely, our customers’ ability, or the need for them, to purchase our products. In response, our global team, led by our NEOs, pivoted to focus on mitigating the effect of COVID-19 on our business in the near-term while preserving our ability for growth in the long-term as the effects of the pandemic moderate. Initially, we implemented robust safety protocols at our sites to keep our employees safe and healthy, while

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providing uninterrupted service to our customers. Our procurement team worked to maintain the integrity of our supply chain. We also aggressively took steps to bolster our liquidity, including discrete and strategic cost reduction efforts, as well as two bond offerings. As a result of these efforts, we were able to generate significant free cash flow for the year. Under the 2020 Annual Bonus Plan (“ABP”), our 2020 financial performance resulted in below threshold achievement under the Adjusted EBIT metric (50% of the target award) and achievement of 200% for the Adjusted Free Cash Flow metric (30% of the target award). This resulted in a payout equal to 60% of the target ABP awards for our NEOs. See the discussion below under the heading “2020 Annual Bonus Plan Targets” for the definitions of Adjusted Free Cash Flow and Adjusted EBIT.
The Compensation Committee considered, and deliberated on, during its many meetings in 2020, how to appropriately compensate our employees in light of the effects of COVID-19 on our business. In doing so, the Compensation Committee received advice from, and reviewed market data and practices provided by, its independent compensation consultant and also took into account frequent updates from management. The process was robust, as the Compensation Committee deliberated on an appropriate compensation framework that would balance a variety of factors, including our employees’ timely response to the pandemic, our actual performance relative to the applicable preestablished targets and shareholder and other stakeholder interests.
After considering all of these factors, and our 2020 financial results, the Compensation Committee determined not to exercise discretion to adjust the payouts to our NEOs under our ABP. The Compensation Committee believes that the unadjusted payout fairly compensates our NEOs for their performance in 2020, in the context of the performance of our business during the extraordinary circumstances created by COVID-19, and is aligned with shareholder value creation during the year.
Similarly, the Compensation Committee also held discussions regarding whether to exercise discretion to modify the Company’s in-flight performance-based equity incentive programs, all of which scored below threshold performance for performance periods ending during 2020. The Committee has determined not to do so at this time, while retaining the ability to subsequently exercise such discretion.
Compensation Governance: Oversight and Administration of the Executive Compensation Program
Role of the Compensation Committee
The Compensation Committee, which is comprised entirely of independent directors, oversees the Company’s executive compensation program and is provided with the primary authority to establish the general compensation policies of the Company and to determine and approve the compensation paid to our NEOs. The Compensation Committee is charged with, among other things, reviewing compensation policies and practices to ensure: (1) adherence to our compensation philosophies; and (2) that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry, including our comparative performance, and our NEOs’ level of expertise and experience in their respective positions. In addition to the considerations described above, the Compensation Committee is primarily responsible for: (i) determining any future adjustments to base salary and target annual performance-based award levels (representing the non-equity incentive compensation that may be awarded expressed as a percentage of base salary or as a dollar amount for the year) for the CEO and other NEOs; (ii) assessing the performance of the Chief Executive Officer and other NEOs for each applicable performance period; and (iii) determining the awards to be paid to our Chief Executive Officer and other NEOs under the long-term equity incentive program for each year. The Compensation
Committee is also delegated the authority to administer our Amended and Restated 2014 Incentive Award Plan and approve equity grants under the plan.
The Compensation Committee annually reviews the performance and compensation of our senior executives, including the NEOs. To aid the Compensation Committee in making its determinations, the Chief Executive Officer, with input from and in consultation with the Chief Human Resources Officer, provides recommendations to the Compensation Committee regarding the compensation of all NEOs, excluding himself. The Compensation Committee determines the compensation of the Chief Executive Officer with input from the other non-employee directors and the Chief Executive Officer does not participate in discussions about his own compensation. In particular, the Compensation Committee evaluates the Chief Executive Officer's performance against goals that are reviewed with, and subject to input from, the Board during the beginning part of each year. In determining compensation levels for all NEOs, the Compensation Committee considers each NEO’s particular position and responsibility, reviews executive compensation data for our industry, and receives advice from the independent compensation consultant as discussed below.

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Role of the Independent Compensation Consultant
The Compensation Committee engages an independent compensation consultant on executive compensation matters, including:
•	attending Compensation Committee meetings, including participation in executive sessions, to present and offer independent recommendations, insights and perspectives on compensation matters;
•	assessing how our executive compensation program aligns with pay for performance;
•	informing the Compensation Committee of regulatory and other developments relating to executive compensation practices;
•	assessing the appropriateness of our peer group used for executive compensation benchmarking;
•	advising on the design and structure of, as well as the performance targets set under, our annual and long-term compensation plans;
•	conducting an annual risk assessment of our compensation programs;
•	assessing the market competitiveness of our executive compensation programs; and
•
identifying potential changes to our executive compensation programs to maintain market competitiveness and consistency with business strategies, good governance practices and alignment with shareholder interests.

The Compensation Committee engaged Willis Towers Watson as the independent compensation consultant for assistance in the determination of 2020 compensation. In
2020, the Company paid Willis Towers Watson $261,000 for the services described in this Compensation Discussion and Analysis and above under the section “Director Compensation,” and $485,000 for other services relating primarily to pension actuarial support in multiple countries and compensation surveys. The Company's engagement of Willis Towers Watson for pension actuarial support and other services predated the Compensation Committee's engagement of Willis Towers Watson as the independent compensation consultant, and the Compensation Committee was aware of the provision of such services by Willis Towers Watson at the time of such engagement.
The Compensation Committee determined that Willis Towers Watson does not have a relationship with the Company that would present a conflict of interest with Willis Towers Watson serving as the committee’s advisor or would impair its independence. In making this determination, the Compensation Committee considered, among other things, the following factors: (1) the other services provided to the Company by Willis Towers Watson (primarily related to pension actuarial support and compensation surveys); (2) the amount of fees paid by the Company to Willis Towers Watson as a percentage of its total revenue; (3) Willis Towers Watson’s policies and procedures to prevent or mitigate conflicts of interest; (4) that there are no other business or personal relationships between Willis Towers Watson and members of the Compensation Committee or Axalta executive officers; and (5) none of the Willis Towers Watson representatives who provide compensation services to the Company own any Axalta common shares.

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Compensation Peer Group and Survey Data
We believe that total compensation opportunities for our senior management (including the NEOs) should be competitive with comparable opportunities for individuals with similar positions, experience and responsibilities in our marketplace. We generally seek to align base salaries with peer median benchmarks and calibrate variable compensation opportunities to provide actual compensation opportunities above peer benchmarks when Company and individual performance are strong, while providing for consequences when performance targets are not met.
Willis Towers Watson provided the Compensation Committee with a comprehensive report that included publicly available compensation data relating to the peer group set forth in the table below as well as compensation data from Willis Towers Watson’s general industry survey.
The Compensation Committee utilized the peer group set forth below as the primary reference point for benchmarking 2020 compensation for our Chief Executive Officer, Chief Financial Officer and General Counsel. The peer group broadly reflects the companies with which we compete for talent, business and investment capital based on the scope of our operations, as measured by revenue and market capitalization.
Axalta Compensation Peer Group
Albemarle Corporation	NewMarket Corporation
Ashland Global Holdings Inc.	Olin Corporation
Avient Corporation (formerly PolyOne)	PPG Industries Inc.
Cabot Corporation	RPM International Inc.
Celanese Corporation	The Chemours Company
Eastman Chemical Co.	The Sherwin-Williams Company
H.B. Fuller Company	Trinseo S.A.
Huntsman Corporation	Tronox Holdings plc
International Flavors & Fragrances Inc.	Valvoline Inc.
Kronos Worldwide, Inc.	Westlake Chemical Corporation
Minerals Technologies Inc.	W. R. Grace & Co.
The Compensation Committee also utilized Willis Towers Watson’s survey data for benchmarking 2020 compensation as a secondary reference point for the Chief Executive Officer, Chief Financial Officer and General Counsel and
primary reference point for our business leader NEOs as well as other executives. The survey data focuses on general industry companies and matches each discrete executive role.
Role of “Say on Pay” Votes
We provide our shareholders with the opportunity to cast an annual advisory vote on our executive compensation program for our NEOs (referred to as a “Say on Pay” proposal) and consider this vote in future compensation determinations for our NEOs. At our 2020 Annual General Meeting, 86% of the votes cast on the “Say on Pay” proposal were voted in favor of the compensation paid to our NEOs, which we consider support for our executive compensation program, practices and policies. Accordingly, no significant changes were made to our compensation program for our NEOs due to the 2020 Say on Pay proposal results. Notwithstanding historical shareholder support for our compensation program, the Compensation Committee continually reassesses the competitiveness of our pay programs and their appropriateness in supporting our business strategy. Changes to the program have been, and will be, made to align with our business priorities, market norms and best practices.
Shareholder Feedback
To ensure that our Board and Compensation Committee are apprised of the views of our shareholders and the proxy advisory firms as well as evolving best practices, senior management regularly meets with these parties regarding our executive compensation program and follows developments in their methodologies and analyses. As part of this process, we conduct regular outreach initiatives with our significant shareholders. Since our 2020 Annual General Meeting of Members, we met with the holders of an aggregate of approximately 70% of our outstanding common shares. No significant concerns regarding our compensation program were raised during these engagements. Our Compensation Committee will continue to consider the input from these

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COMPENSATION DISCUSSION AND ANALYSIS

parties along with the outcome of our shareholders’ votes on Say on Pay proposals when making future decisions on our compensation programs for NEOs. Shareholders who would like to communicate on executive compensation directly with the Compensation Committee or the Board may contact the Board of Directors as described above in the section “Communications with the Board.”

Executive Officer Stock Ownership Guidelines
To directly align the interests of our NEOs with our shareholders, our Compensation Committee has adopted stock ownership and holding guidelines. The guidelines require that, within five years of becoming subject to the guidelines, or the appointment to their current position, our NEOs and other officers listed below must directly or indirectly own an amount of our common shares at least equal to the multiple of their respective base salaries set forth below.
Group	Ownership Level
CEO	5X base salary
Executive Vice President and Senior Vice President direct reports to CEO	2X base salary
An executive that is out of compliance with the ownership requirement must retain 50% of our common shares acquired upon stock option exercises and 75% of our common shares issued upon the vesting of restricted stock, restricted stock unit, performance stock and performance share unit grants, in each case net of applicable taxes, until the executive satisfies the ownership requirement. The
Compensation Committee annually reviews each NEO’s compliance with the stock ownership and holding guidelines based on the NEO’s current base salary and the price of our common shares as of the end of the prior year. All of our NEOs were in compliance with the guidelines or within the grace period as of December 31, 2020.
Prohibition on Pledging, Hedging and Other Transactions
Our insider trading policy prohibits our officers, directors and employees from pledging their Axalta common shares as collateral to secure loans, utilizing their common shares as collateral for margin loans, engaging in hedging transactions and otherwise speculating on short-term movements in the price of our common shares.

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Incentive Compensation Recoupment Policy
In 2020, our Board of Directors adopted a revised version of our Incentive Compensation Recoupment Policy (the “Recoupment Policy”) that was originally adopted in 2017. The Recoupment Policy provides, among other things, that, in the event the Company must restate its financial results to correct an accounting error due to material noncompliance with any financial reporting requirement under applicable securities laws within three years after the first issuance of such results, the Company, at the discretion of the Compensation
Committee, will seek to recover any incentive compensation (cash or equity-based) from executive officers and other senior management if a lower award would have been made based upon the restated results. As revised, the Recoupment Policy now also permits the Compensation Committee to recoup incentive compensation in certain other instances, including as a result of a covered person’s material breach of certain Company policies, such as the Code of Business Conduct and Ethics.
Elements of 2020 Compensation Program
Base Salary
We set base salaries for our NEOs generally at a level we believe is necessary to attract and retain individuals with superior talent. Each year, the Compensation Committee will determine base salary adjustments, if any, after reviewing market data and evaluating the job responsibilities and demonstrated proficiency of the NEOs as assessed by the Compensation Committee and, for NEOs other than the Chief Executive Officer, in conjunction with recommendations to be made by the Chief Executive Officer, with input from and in consultation with the Chief Human Resources Officer.
Based on the Compensation Committee’s review of the job responsibilities, market data, proficiency and individual performance of each NEO as discussed above under “Compensation Governance: Oversight and Administration of the Executive Compensation Program,” in February 2020, the Compensation Committee set base salaries effective March 30, 2020 for all then-serving executive officers. In light of the impact of the COVID-19 pandemic on our business, each NEO’s base salary was reduced by 20% from April 27, 2020 through August 30, 2020 (other than Mr. Awada who joined after this period). The following table sets forth each NEO’s base salary for 2020, as well as any applicable increase from 2019, without regard to such base salary reductions.
Name	2019 ($)	Increase ($)	Effective March 30, 2020 ($)
Robert W. Bryant	$980,000	$60,000	$1,040,000
Sean M. Lannon	$515,000	$35,000	$550,000
Brian A. Berube	$490,000	$14,700	$504,700
Troy D. Weaver	$400,000	$50,000	$450,000
Hadi H. Awada(1)	$—	$—	$495,000
Steven R. Markevich	$620,125	$12,403	$632,528
(1)
Mr. Awada's base salary was set pursuant to his offer letter when he joined Axalta in October 2020. See the below section “SVP, Global Transportation Coatings Offer Letter” for a description of the material terms of Mr. Awada’s offer letter.

Annual Performance-Based Compensation
We structure our compensation programs to reward NEOs based on our performance and the individual executive’s relative contribution to that performance. This allows NEOs to receive annual performance-based awards under our ABP in the event certain specified performance measures are achieved. The ABP pool is determined by the Compensation Committee based upon a pre-established formula with reference to the achievement of corporate-level, business-level and regional performance targets established annually by the Compensation Committee.
The ABP is designed to reward NEOs for contributions made to help us meet our annual performance goals. The amount actually received by the NEOs will depend on our achievement of the performance goals and the NEOs’ individual performance during the year. For each NEO's target ABP award, the financial performance measures are collectively weighted at 80% and each such NEO’s individual performance is weighted at 20%.

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2020 Annual Bonus Plan Formula

Under the terms of the ABP, the NEOs’ annual incentive awards are based on a percentage of their base salaries. Once the achievement of corporate, business and regional financial performance against targets has been determined, the Compensation Committee reviews and approves the individual performance component of each NEO’s ABP award, which is based on each respective NEO’s business impact, leadership and attainment of individual objectives, as well as other related factors. In addition, in determining the achievement of corporate, business and/or regional financial performance targets, the Compensation Committee may account for unusual events such as significant foreign currency exchange rate fluctuations, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance.
2020 Annual Bonus Plan Targets
The 2020 target percentage under the ABP approved by the
Compensation Committee for each of our NEOs, as well as
any applicable increase from the 2019 target percentage, is set forth in the table below.
Name	2019 Target-level percentage (% of base salary)	Increase	2020 Target-level percentage (% of base salary)
Robert W. Bryant	110%	5%	115%
Sean M. Lannon	80%	—%	80%
Brian A. Berube	70%	—%	70%
Troy D. Weaver(1)	—%	—%	70%
Hadi H. Awada(2)	—%	—%	70%
Steven R. Markevich	80%	—%	80%
(1)	Mr. Weaver was not an executive officer for 2019.
(2)
Mr. Awada's annual bonus target was set pursuant to his offer letter when he joined Axalta in October 2020. See the below section “SVP, Global Transportation Coatings Offer Letter” for a description of the material terms of Mr. Awada’s offer letter.

For the year ended December 31, 2020, the financial performance metrics under the ABP were based upon Adjusted EBIT (as defined below) and Adjusted Free Cash Flow (as defined below) on a Corporate level and, for Messrs. Weaver and Awada, with respect to the business units they oversee, respectively, and, for Mr. Markevich, with respect to the business unit and region he oversaw prior to his separation from Axalta. For this purpose, “Adjusted EBIT” was defined as our adjusted earnings before interest expense and tax expense adjusted for certain items that the Company believed due to discrete events should not be included in our incentive compensation metrics. “Adjusted Free Cash Flow” was defined as cash flows from operations plus interest proceeds from net investment hedges less capital expenditures adjusted for certain items that the Company believed due to discrete events should not be included in our incentive compensation metrics, including potential adjustments, as contemplated in the plan design, for items that we were not able to reasonably forecast when establishing the performance targets. Adjusted EBIT was chosen as the principal financial performance metric for the ABP, and weighted at 50% of the target ABP award, because we believe that it best reflects the financial performance of our Company. Adjusted Free Cash Flow was chosen, and weighted at 30% of the target ABP award, because we believe the amount of free cash flow that we generate each year is essential for us to maintain appropriate working capital, complete acquisitions and

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otherwise deploy capital, including returning capital to shareholders through share repurchases.
For each performance year under the ABP, the Compensation Committee assigns a target, threshold and maximum value to each financial performance metric. The Compensation Committee sets these metrics in order to challenge our executives, including our NEOs, to drive our financial and business performance, taking into account the state of our business and industry dynamics and other business conditions. The financial performance measures are assigned a weight of 80% of each NEO's ABP award at target, and the actual payout can range from 0 to 200% of the assigned target weighting depending on our achievement of such performance measures. Award amounts for performance between the threshold and maximum levels are determined at the beginning of the applicable performance period and depend on the level of achievement for each metric relative to its assigned performance target, in accordance with a predetermined payout matrix. The minimum award under the payout matrix (i.e., 50% of the target award) is payable only upon achievement of the threshold performance goals for each financial performance metric. For the year ended December 31, 2020, the minimum achievement threshold for each financial performance metric was 85% (i.e., ≥85%
of target Adjusted EBIT, and ≥85% of target Adjusted Free Cash Flow). If the threshold performance goal for a financial performance metric is not achieved, the payout for that metric is zero. The maximum award under the payout matrix (i.e., 200% of the target award) is payable only upon achievement of maximum-level performance goals for each financial performance metric. For the year ended December 31, 2020, the maximum achievement threshold for each financial performance metric was 108% (i.e., ≥108% of target Adjusted EBIT and ≥108% of target Adjusted Free Cash Flow). Award amounts increase linearly with a 3.3:1 slope between threshold and target-level financial performance and linearly with a 12.5:1 slope between target and maximum-level financial performance.
For the individual performance component, the Compensation Committee approves an individual performance factor for each NEO, which reflects each NEO’s performance, business impact, contributions and leadership, among other factors. The individual performance factor is assigned a weight of 20% of each NEO’s ABP award at target, and the actual payout can range from 0 to 200% of the target weighting depending on the NEO’s individual contributions during the performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Annual Bonus Plan Results
For 2020, the Compensation Committee considered the following key achievements in approving the individual performance component for each of our NEOs, excluding Mr. Markevich whose individual performance component was paid at target under the terms of the Separation and Release Agreement entered into in connection with his departure from Axalta.
Name	Individual Performance Payout	2020 Achievements
Robert W. Bryant	125%	•	Leadership of global organization during unprecedented business conditions caused by COVID-19, including ensuring the health and safety of our global team while continuing to serve our customers
		•	Played a critical role in facilitating Board oversight of management's response to COVID-19
		•	Architect of the Company's organizational realignment, which is expected to increase accountability, accelerate decision making and improve execution across the organization
		•	Recruited key talent for a number of senior leadership roles, including the additions of Hadi Awada and Shelley Bausch that enhance the diversity of our senior management team
		•	Made significant progress driving cultural change throughout the organization
Sean M. Lannon	150%	•	Leadership of global Finance function
		•	Led the identification and execution of cash and cost actions in response to COVID-19
		•	Oversaw the global restructuring program announced in July 2020, which delivered 2020 savings of approximately $13 million
		•	Continued leadership of multi-year business transformation initiative slated to deliver significant global business process improvements and efficiencies
		•	Oversaw multiple financing transactions that resulted in estimated annual interest savings of $23 million
Brian A. Berube	125%	•	Leadership of Global Legal function
		•	Oversaw the global restructuring program announced in July 2020, which delivered 2020 savings of approximately $13 million
		•	Provided counsel to the Board and senior management on numerous issues, including matters relating to COVID-19
		•	Drove continued enhancements to align the Company's and the Board's processes with governance best practices
Troy D. Weaver	125%	•	Leadership of Global Refinish business as well as the Company's businesses in emerging markets for most of 2020
		•	Responded to challenging COVID-19 business conditions with strategic business initiatives and cost savings actions
		•	Oversaw the launch of several new, significant technologies within the Global Refinish business
		•	Delivered significant progress against the Global Refinish business' strategic plan
Hadi H. Awada	100%	•	Assumed leadership of the Global Transportation business upon joining the Company in October 2020

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The following chart sets forth for each NEO the weighting of each performance metric, the threshold, target and maximum performance goals, the actual performance achieved for the year ended December 31, 2020, and resulting weighted bonus payout percentage:
Name	Metric	Weighting (%)	Threshold ($MM)	Target ($MM)	Maximum ($MM)	Achieved ($MM)	Weighted Bonus Payout %
Robert W. Bryant	Axalta Adj. EBIT(1)	50	540	635	686	427	—
	Axalta Adj. FCF(2)	30	394	464	501	533	60
	Individual Performance	20	—	—	—	125%	25
		100					85
Sean M. Lannon	Axalta Adj. EBIT(1)	50	540	635	686	427	—
	Axalta Adj. FCF(2)	30	394	464	501	533	60
	Individual Performance	20	—	—	—	150%	30
		100					90
Brian A. Berube	Axalta Adj. EBIT(1)	50	540	635	686	427	—
	Axalta Adj. FCF(2)	30	394	464	501	533	60
	Individual Performance	20	—	—	—	125%	25
		100					85
Troy D. Weaver	Refinish Adj. EBIT(3)	40	—	—	—	—	—
	Axalta Adj. EBIT(1)	10	540	635	686	427	—
	Axalta Adj. FCF(2)	30	394	464	501	533	60
	Individual Performance	20	—	—	—	125%	25
		100					85
Hadi H. Awada	Transportation Adj. EBIT(3)	40	—	—	—	—	—
	Axalta Adj. EBIT(1)	10	540	635	686	427	—
	Axalta Adj. FCF(2)	30	394	464	501	533	60
	Individual Performance	20	—	—	—	100%	20
		100					80
Steven R. Markevich	Transportation Adj. EBIT(3)	30	—	—	—	—	—
	Greater China EBIT(3)	10	—	—	—	—	13
	Axalta Adj. EBIT(1)	10	540	635	686	427	—
	Axalta Adj. FCF(2)	30	394	464	501	533	60
	Individual Performance	20	—	—	—	100%	20
		100					93
(1)	Adjusted EBIT for purposes of the ABP does not adjust for step up depreciation and amortization of approximately $110 million.
(2)
Represents cash flows from operations plus interest proceeds from net investment hedges less capital expenditures adjusted for certain items that the Company believed due to discrete events should not be included in our incentive compensation metrics, including potential adjustments, as contemplated in the plan design, for items that we were not able to reasonably forecast when establishing the performance targets. Such adjustments include unbudgeted severance and interest payments.

(3)	Region and business unit financial performance metric targets and actual performance not reported externally.

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COMPENSATION DISCUSSION AND ANALYSIS

Based on the considerations described above, our level of performance in relation to the corporate, business and/or regional financial performance targets and each NEO’s individual performance component, the awards earned by our NEOs under the ABP are set forth in the table below. These awards reflect the financial performance of the
Company in 2020, while also recognizing the individual achievements of each NEO in 2020. In determining the ABP awards for our NEOs, the Compensation Committee did not take into account the temporary reduction in our NEOs' base salaries during 2020 discussed above.
Name	Actual Award	% of Base Salary	% of Target Bonus
Robert W. Bryant	$1,016,600	98%	85%
Sean M. Lannon	$396,000	72%	90%
Brian A. Berube	$300,297	60%	85%
Troy D. Weaver	$267,750	60%	85%
Hadi H. Awada(1)	$61,348	56%	80%
Steven R. Markevich	$469,842	74%	93%
(1)	Mr. Awada joined Axalta in October 2020 and the amounts above reflect a prorated ABP award and prorated base salary.
Long-Term Equity Incentive Awards
Our NEOs are eligible to receive long-term equity incentive awards, which are designed to make up a majority of their total compensation, pursuant to our long-term incentive programs as in effect from time to time. In 2020, our NEOs received long-term incentive awards under our Amended and Restated 2014 Incentive Award Plan. The allocation of 60% performance share unit awards (“PSUs”) and 40% restricted stock unit awards (“RSUs”) that were granted in 2020 is designed to motivate and retain our executives and align their interests with those of our shareholders. All equity types are each subject to a risk of forfeiture should the executive’s employment terminate prior to the vesting date absent certain exceptions. Prior to 2019, the long-term equity incentive awards granted to our then-serving NEOs were in the form of performance stock instead of PSUs and restricted stock instead of RSUs, and the terms “PSAs” and “RSAs” are used in the following sections to refer to such types of awards.

Annual awards under our long-term incentive program were granted (at target value) in 2020 as follows:
Name	PSUs ($)	RSUs ($)	Total ($)
Robert W. Bryant	2,550,000	1,700,000	4,250,000
Sean M. Lannon	630,000	420,000	1,050,000
Brian A. Berube	570,000	380,000	950,000
Troy D. Weaver	450,000	300,000	750,000
Hadi H. Awada(1)	—	—	—
Steven R. Markevich(2)	1,020,000	680,000	1,700,000
(1)
Mr. Awada did not receive RSUs and PSUs under our 2020 compensation program because his employment began in October 2020. Mr. Awada did receive sign-on RSUs in connection with his appointment as our Senior Vice President, Global Transportation Coatings, as described below under the heading “SVP, Global Transportation Coatings Offer Letter.”

(2)	All of Mr. Markevich's unvested Company equity was forfeited upon the termination of his employment in November 2020.

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Performance-Based Stock Awards
2020 Target PSUs
The target number of annual PSUs granted to our NEOs during the year ended December 31, 2020 is listed below.
Name	Target Number of PSUs Granted 2020
Robert W. Bryant	85,780
Sean M. Lannon	21,193
Brian A. Berube	19,175
Troy D. Weaver	15,138
Hadi H. Awada(1)	—
Steven R. Markevich(2)	34,313
(1)	Mr. Awada did not receive annual PSUs under our 2020 compensation program because his employment began in October 2020.
(2)	All of Mr. Markevich's unvested Company equity was forfeited upon the termination of his employment in November 2020.
2020 PSUs
PSUs granted in 2020 may be earned based on the Company's performance relative to adjusted earnings per share (“Adjusted EPS”) and return on invested capital (“ROIC”) targets over four performance periods, comprising three individual annual performance periods, each of 2020, 2021 and 2022, as well as a single three-year cumulative performance period beginning on January 1, 2020 and ending on December 31, 2022. Each of the annual performance periods is weighted at 20% and the cumulative three-year performance period is weighted at 40% of the target award. Relative TSR serves as a modifying component to the total number of PSUs earned during all of the performance periods, based on significant under- or over-performance of the Company’s stock relative to the S&P 400 Materials Index during the three-year period.
The Compensation Committee selected Adjusted EPS and ROIC as the performance metrics for the PSUs because they believe these metrics are critical indicators of the performance and health of our Company in terms of profitability and capital discipline, which will have a direct impact on long-term, sustainable shareholder value. The Compensation Committee believes that this PSU design incentivizes management to focus on driving our financial performance and shareholder value. The weighting of Adjusted EPS and ROIC for each performance period is as follows:
PSU Performance Period and Metric Weight at Target
Metric	2020	2021	2022	3-Year Period	Total
Adjusted EPS	14%	14%	14%	28%	70%
ROIC	6%	6%	6%	12%	30%
Total*	20%	20%	20%	40%	100%
*	Subject to TSR modifier described below

2021 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee set threshold, target and maximum Adjusted EPS and ROIC performance targets for each performance period in February 2020 when the 2020 PSUs were awarded, with the performance targets selected based on the Company’s long-term strategic growth plan. The actual number of shares awarded will be between 0 and 200% of the target PSU grant.
The Compensation Committee will determine Adjusted EPS and ROIC at the end of each performance period, and the results will be measured against that period’s pre-established targets. In making such determination, the Compensation Committee has discretion to account for unusual events such as significant foreign currency exchange rate fluctuations, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance. PSUs are “banked” (i.e., earned) for the three annual performance periods as well as the three-year cumulative performance period based on the Compensation Committee’s determination of the
Company’s achievement of Adjusted EPS and ROIC metrics, respectively, during the applicable performance period. Where performance for Adjusted EPS and ROIC is achieved at a level between threshold and target and target and maximum, the number of banked PSUs is calculated using straight-line interpolation. PSUs that are banked will, subject to the TSR modifier, vest following the Compensation Committee's determination of performance for the three-year cumulative performance period. Accelerated vesting may occur upon certain terminations of employment following a change-in-control as described below under the section “Severance Arrangements.”
The table below sets forth the PSUs, as a percentage of the target PSU grant, that may be banked (subject to the TSR modifier) for the three annual performance periods as well as the three-year cumulative performance period, based on the Compensation Committee’s determination of the Company’s achievement of Adjusted EPS and ROIC metrics, respectively, for the applicable performance period.
PSU Banking for each Annual Performance Period – 2020, 2021 and 2022
Actual Performance	PSUs that may be banked (as a percentage of the target award) based on Adjusted EPS actual performance	PSUs that may be banked (as a percentage of the target award) based on ROIC actual performance	Total PSUs that may be banked as a percentage of the target award
<Threshold	0%	0%	0%
Threshold	3.5%	1.5%	5%
Target	14%	6%	20%
Maximum	28%	12%	40%

56	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

PSU Banking for the Cumulative Three-Year Performance Period – January 1, 2020 through December 31, 2022
Actual Performance	PSUs that may be banked (as a percentage of the target award) based on Adjusted EPS actual performance	PSUs that may be banked (as a percentage of the target award) based on ROIC actual performance	Total PSUs that may be banked as a percentage of the target award
<Threshold	0%	0%	0%
Threshold	7%	3%	10%
Target	28%	12%	40%
Maximum	56%	24%	80%
For example, if 1,000 PSUs are granted (at target), and the Company achieves target performance for both Adjusted EPS and ROIC during each of the 2020 and 2021 annual performance periods and maximum performance for both metrics during the 2022 annual performance period and the three-year cumulative performance period, 1,600 PSUs would be banked in the aggregate as follows: (1) 200 PSUs would be banked for each of the 2020 and 2021 annual performance periods, (2) 400 PSUs would be banked for the 2022 annual performance period, and (3) 800 PSUs would be banked for the three-year cumulative performance period.
The total amount of banked PSUs for the three annual performance periods as well as the three-year cumulative performance period are then multiplied by a modifier, subject to the 200% maximum of the target award, based on the Company’s TSR relative to the S&P 400 Materials Index during the three-year cumulative performance period, as follows:
Company TSR	Modifier to Earned Award
Equal to or less than 25th percentile	Decrease by 25%
Greater than the 25th percentile but less than the 75th percentile	No Adjustment
Equal to or greater than the 75th percentile	Increase by 25%
Earned awards, if any, will vest upon the Compensation Committee’s determination (in 2023) of the Company’s achievement of Adjusted EPS and ROIC metrics, as well as
TSR, for the three-year cumulative performance period, subject to the executive’s continued employment as of the date of such determination.
Banking for 2019 and 2020 PSU Awards
In February 2021, the Compensation Committee reviewed the Company’s performance relative to the Adjusted EPS and ROIC performance targets that the committee set for the 2020 performance period under each of the 2019 PSUs (targets set in February 2019) and the 2020 PSUs (targets set in February 2020). The Adjusted EPS and ROIC results for the 2020 performance period were below threshold for both the 2019 PSUs and 2020 PSUs, and, therefore, no PSUs were banked under the 2019 PSUs or the 2020 PSUs in respect of the 2020 performance period. The Compensation Committee determined not to exercise discretion at this time for such PSUs notwithstanding the significantly detrimental effects of COVID-19 on the Company’s financial performance during the 2020 performance period, though it retains the ability to exercise such discretion in the future.
2018-2020 Performance Share Cycle Payout
The performance period for the PSAs and PSUs granted to our NEOs in 2018 ended on December 31, 2020, with the payout determined by the Company’s TSR, relative to a predetermined set of peer companies (as set forth in the Company’s 2018 Proxy Statement) during the performance period, 2018-2020. The Company’s relative TSR was below the 30th percentile of the performance peer group for the performance period and therefore no shares were earned under such awards.

2021 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

RSUs
RSUs granted under our equity incentive plan generally have vesting schedules that are designed to encourage a recipient’s continued employment. The annual RSUs granted to our NEOs in 2020 vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment on each applicable vesting date. Accelerated vesting may occur upon certain terminations of employment following a change-in-control as described below under the section “Severance Arrangements.” The number of RSUs granted to our NEOs during the years ended December 31, 2020 is listed below.
Name	Number of RSUs Granted 2020
Robert W. Bryant	57,187
Sean M. Lannon	14,128
Brian A. Berube	12,782
Troy D. Weaver	10,091
Hadi H. Awada(1)	—
Steven R. Markevich(2)	22,874
(1)
Mr. Awada did not receive annual RSUs under our 2020 compensation program because his employment began in October 2020. Mr. Awada did receive sign-on RSUs as described in the section “SVP, Global Transportation Coatings Offer Letter” below.

(2)	All of Mr. Markevich's unvested Company equity was forfeited upon the termination of his employment in November 2020.
Defined Contribution Plans
401(k) Plan
We maintain a defined contribution plan (the “401(k) Plan”) that is tax-qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”). The 401(k) Plan permits our eligible employees to defer receipt of portions of their eligible compensation, subject to certain limitations imposed by the Code. Employees may make pre-tax contributions, Roth contributions, catch-up contributions and after-tax contributions to the 401(k) Plan. The 401(k) Plan provides matching contributions in an amount equal to 100% of each participant’s pre-tax contributions and/or Roth contributions up to a maximum of 4% of the participant’s annual eligible compensation, subject to certain other limits, and a non-discretionary company contribution of up to 3% of the participant’s annual eligible compensation. Participants are 100% vested in all contributions, including company contributions. The 401(k) Plan is offered on a nondiscriminatory basis to all of our U.S. salaried employees, including the NEOs.
Deferred Compensation Plans
In addition to the 401(k) Plan, in 2020 we maintained two nonqualified deferred compensation plans for a select group of highly compensated, senior management employees, including NEOs.
The Axalta Coating Systems, LLC Retirement Savings Restoration Plan, which has been frozen since 2014, permitted participants to defer their base salary in excess of the Code compensation limits (up to a maximum of 6%), and provided matching contributions in an amount equal to 100% of the participant’s contributions as well as a nonelective contribution equal to 3% of the participant’s compensation that is in excess of the annual limit under section 401(a)(17) of the Code.
The Axalta Coating Systems, LLC Nonqualified Deferred Compensation Plan became effective June 1, 2014. Members of our senior management team, including our NEOs, are eligible to defer up to 100% of their base salary in excess of the annual limits under section 401(a)(17) of the Code to this plan, provided that these individuals first maximize their elective deferrals to the 401(k) Plan. Participants in the plan may also defer future bonus amounts. This plan provides for a 4% excess matching contribution and a 3% excess non-elective contribution on deferred salary, each provided at the Company’s discretion, as well as an additional discretionary contribution as determined by the Compensation Committee.

58	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Severance Arrangements
The Company previously entered into Executive Restrictive Covenant and Severance Agreements with each of Messrs. Bryant, Lannon, Berube and Markevich (collectively, the “Executive Agreements”) and Messrs. Weaver and Awada are participants under the Company’s Restrictive Covenant and Severance Policy (the “Severance Policy”). The rights of our NEOs under the Executive Agreements and the Severance Policy are substantially similar, and, as used in this Compensation Discussion and Analysis, references to “Severance Arrangements” should be read to include the Executive Agreements and the Severance Policy except where otherwise noted. The Severance Arrangements tie the length of each NEO’s non-competition and non-solicitation periods to the amount of severance benefit the NEO is entitled to receive.
The restrictive covenants in the Severance Arrangements, among other things, prohibit the executives from competing with the Company or soliciting the Company’s customers or employees for a period of 12–24 months following termination of employment. In addition, the Severance Arrangements contain non-disparagement, confidentiality and assignment of inventions provisions for the benefit of the Company.
The Severance Arrangements provide that, upon the termination of the executive’s employment without cause or the resignation of employment by the executive for good reason (each a “Qualifying Termination”), the executive generally will be entitled to receive, subject to the executive signing and not revoking a general release of claims and compliance with the restrictive covenants, (i) severance payments equal to the greater of (a) one to two times the sum of the executive’s annual base salary and average bonus for the prior two years and (b) one to two times the sum of the executive’s annual base salary and target annual bonus amount (which equals the greater of the target annual bonus amount (x) as in effect at the time of the Qualifying Termination, (y) at the highest level in effect at any time during the 90-day period prior to Qualifying Termination, or (z) at the highest level in effect at any time during the 90-day period prior to a Change-in-Control); (ii) to the extent unpaid as of the termination date, an amount of cash equal to any bonus amount earned by the executive for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; and (iii) a lump sum payment equal to the estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 12–24 months after the termination date. Under the Severance Policy, an executive’s resignation for good reason, except in connection with a Change-in-Control, does not trigger a Qualifying Termination. The following table sets forth the severance payment multiple, severance period and health insurance payment multiple applicable to each NEO in connection with a Qualifying Termination pursuant to each NEO's respective Severance Arrangements:
Name	Severance Payment Multiple	Severance Period	Health Insurance Payment Multiple
Robert W. Bryant	Greater of (i) 2x base salary and 2x 2-year average bonus or (ii) 2x base salary and 2x target bonus	24 months	24
Sean M. Lannon	Greater of (i) 1x base salary and 1x 2-year average bonus or (ii) 1x base salary and 1x target bonus	12 months	12
Brian A. Berube	Greater of (i) 1x base salary and 1x 2-year average bonus or (ii) 1x base salary and 1x target bonus	12 months	12
Troy D. Weaver	Greater of (i) 1x base salary and 1x 2-year average bonus or (ii) 1x base salary and 1x target bonus	12 months	12
Hadi H. Awada	Greater of (i) 1x base salary and 1x 2-year average bonus or (ii) 1x base salary and 1x target bonus	12 months	12
Steven R. Markevich(1)	Greater of (i) 1.5x base salary and 1.5x 2-year average bonus or (ii) 1.5x base salary and 1.5x target bonus	18 months	18
(1)	See the discussion below for a desciption of the severance payments provided to Mr. Markevich in connection with the termination of his employment.

2021 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

If a Qualifying Termination occurs within two years after a change-in-control of the Company, the Severance Arrangements provide that the executive will be entitled to receive, subject to the executive signing and not revoking a general release of claims and compliance with the restrictive covenants, in lieu of the amounts above, (i) a lump sum severance payment equal to two to three times the executive’s annual base salary; (ii) a lump sum severance payment equal to two to three times the executive’s target annual bonus amount (which equals the greater of the target annual bonus amount (x) as in effect at the time of the Qualifying Termination, (y) at the highest level in effect at any time during the 90-day period prior to Qualifying Termination, or (z) at the highest level in effect at any time during the 90-day period prior to a Change in Control); (iii) to the extent unpaid as of the termination date, an amount of cash equal to any bonus amount earned by the executive for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; (iv) a lump sum payment equal to the estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 24–36 months after the termination date; and (v) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a provision more favorable to the executive is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.
The following table sets forth the severance and health insurance payment multiples applicable to each NEO in connection with a Qualifying Termination occurring within two years after a change-in-control pursuant to each NEO's respective Severance Arrangement:
Name	Severance Payment Multiple	Health Insurance Payment Multiple
Robert W. Bryant	3x	36
Sean M. Lannon	2x	24
Brian A. Berube	2x	24
Troy D. Weaver	2x	24
Hadi H. Awada	2x	24
Steven R. Markevich(1)	2x	24
(1)	Due to Mr. Markevich's termination of employment in November 2020, he is no longer eligible to receive these severance amounts under his Executive Agreement.
The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and any other vested benefits to which the executive is entitled under the Company’s benefit plans and arrangements.
The Company entered into a Separation and Release Agreement with Mr. Markevich in connection with the termination of his employment with the Company. Conditioned on Mr. Markevich’s execution of a general release in favor of the Company and his agreement to provide certain transition assistance to the Company, Mr. Markevich received (i) severance in the amount of $1,707,825, payable in 18 monthly installments, under the terms of his Executive Agreement, (ii) a lump sum cash payment of $450,000, (iii) an entitlement to the payment of his 2020 annual incentive award under the ABP (without proration) with the financial performance metrics determined based on actual performance and his individual performance at target level, and (iv) a lump sum payment equal to the estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 18 months after the termination date. All unvested equity awards held by Mr. Markevich were forfeited as of the date of his termination of employment.
SVP, Global Transportation Coatings Offer Letter
In October 2020, Mr. Awada was appointed as our Senior Vice President, Global Transportation Coatings, and, in connection with his appointment, Mr. Awada entered into an offer letter with the Company that provides for the following compensatory arrangements:
•	An initial annual base salary of $495,000.
•
A target ABP percentage for 2020 of 70% of his annual base salary, prorated for 2020. The actual 2020 ABP award for Mr. Awada is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

60	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

•
2021 long-term equity incentive awards with an aggregate target grant date value of $800,000, to be granted at the same time and on the same terms as the annual long-term equity incentive awards provided to the Company’s senior management.

•
A sign-on cash bonus of $334,000. The bonus is repayable if, prior to the third anniversary of his start date, Mr. Awada terminates his employment (other than due to his death or disability) or the Company terminates Mr. Awada's employment for “cause.” If applicable, repayment of the gross amount of the sign-on bonus is required within 30 days following Mr. Awada’s termination of service.

•	A sign-on RSU award with a value of $377,000 with the number of shares issued based on the trailing 20-day average price of our common shares ending on the last day of the month prior to the grant date, the grant date fair value of which was $432,852. The award vests 50% on each of the second and third anniversaries of the grant date, subject to accelerated vesting upon termination of Mr. Awada’s employment (i) by the Company without “cause,” or (ii) as a result of his death or disability.
•	Potential reimbursement of up to $70,000 if, prior to the first anniversary of his start date, Mr. Awada is required to repay advance relocation benefits provided by his prior employer.
•
The Compensation Committee approved the grants to Mr. Awada of the sign-on cash and RSU award described above to compensate him for the compensation that he forfeited upon leaving his prior employer to join Axalta.

Other Elements of Compensation and Perquisites
We provide our NEOs with certain relatively low-cost personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but which are nonetheless an important factor in attracting and retaining talented executives. Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term and long-term disability insurance, and may participate to the same extent as all other employees in our tuition reimbursement program. We also provide the following additional perquisites to our NEOs and certain other senior management personnel: executive physical, umbrella liability insurance, supplemental long-term disability insurance, global travel insurance, parking benefits, travel for spousal attendance at certain business functions, and limited personal use of tickets for sporting and cultural events previously acquired by the Company for business entertainment purposes.

2021 PROXY STATEMENT	61

COMPENSATION COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Compensation Committee of the Board of Directors consists of the four directors named below.
The Compensation Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this Proxy Statement required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on the Committee’s review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Respectfully submitted,
COMPENSATION COMMITTEE
Elizabeth C. Lempres (Chair)
Deborah J. Kissire
Robert M. McLaughlin
Rakesh Sachdev

62	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended December 31, 2020, 2019 and 2018.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Compensation Plan(4) ($)	All Other(5) ($)	Total ($)
Robert W. Bryant	2020	951,846	—	4,434,836	—	1,016,600	70,073	6,473,355
Chief Executive Officer and	2019	971,923	3,000,000	3,433,753	1,085,055	1,449,910	33,661	9,974,302
President	2018	673,942	—	2,624,569	374,992	649,400	24,625	4,347,528
Sean M. Lannon	2020	502,500	—	1,095,658	—	396,000	46,062	2,040,220
Senior Vice President and	2019	510,962	2,000,000	858,438	271,264	574,740	42,978	4,258,382
Chief Financial Officer	2018	384,500	—	628,025	77,496	209,800	25,828	1,325,649
Brian A. Berube	2020	465,802	—	991,308	—	300,297	45,025	1,802,432
Senior Vice President, General	2019	256,308	2,275,000	1,345,132	432,108	444,185	59,510	4,812,243
Counsel and Corporate Secretary	2018(6)	—	—	—	—	—	—	—
Troy D. Weaver	2020	405,385	—	782,605	—	267,750	29,606	1,485,346
Senior Vice President,	2019(7)	—	—	—	—	—	—	—
Global Refinish	2018(7)	—	—	—	—	—	—	—
Hadi H. Awada	2020	95,192	334,000	423,852	—	61,348	6,283	920,675
Senior Vice President, Global	2019(6)	—	—	—	—	—	—	—
Transportation Coatings	2018(6)	—	—	—	—	—	—	—
Steven A. Markevich	2020	564,963	—	1,773,942	—	469,842	2,228,153	5,036,900
Former Executive Vice President and President,	2019	616,053	1,500,000	1,459,340	461,148	617,397	57,349	4,711,287
Transportation Coatings and Greater China	2018	600,961	—	2,787,825	425,000	345,400	16,338	4,175,524
(1)
Reflects base salary actually paid to each NEO for the year ended December 31, 2020. As discussed above in Compensation Discussion and Analysis, our then-serving NEOs accepted significant salary reductions in response to the financial impacts of the COVID-19 pandemic. The 2020 base salary rates as originally approved by the Compensation Committee, effective as of March 30, 2020, were as follows: Mr. Bryant ($1,040,000), Mr. Lannon ($550,000); Mr. Berube ($504,700); Mr. Weaver ($450,000), and Mr. Markevich ($635,528). Mr. Awada’s base salary rate ($495,000) was set pursuant to his offer letter. For additional information, see “Compensation Disclosure and Analysis — Base Salary.”

(2)
The amount reflected for Mr. Awada represents a $334,000 sign-on bonus, which is subject to repayment conditions, as described above under the heading “SVP, Global Transportation Coatings Offer Letter.”

(3)
Amounts represent the aggregate grant date fair value of stock awards determined in accordance with FASB ASC Topic 718. Refer to Note 9 in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for information regarding the assumptions used to value these awards. These values do not represent amounts paid to or realized by the applicable NEO. Stock awards for 2020 include the sign-on equity for Mr. Awada, as described above under the heading “SVP, Global Transportation Coatings Offer Letter.” Stock awards granted in 2020 include both time-based RSUs and performance-based PSUs, and the grant date fair value included for PSUs is based on performance at target levels, which was the assumed probable outcome of such conditions as of the grant date. Assuming that the highest level of performance conditions will be achieved for the PSUs, the grant date values of the total stock awards made in the fiscal years ended December 31, 2020 are as follows: Mr. Bryant, $7,169,502; Mr. Lannon, $1,771,291; Mr. Berube, $1,602,607; Mr. Weaver, $1,265,204; Mr. Awada, $423,852; and Mr. Markevich, $2,867,841.

2021 PROXY STATEMENT	63

EXECUTIVE COMPENSATION

(4)	Amount represents awards earned under our ABP. For additional information, see “Annual Performance-Based Compensation” above.
(5)
Other compensation for the year ended December 31, 2020 includes the value of certain perquisites provided to the NEOs, certain other fees paid to the NEOs, as well as our contributions to the NEOs’ 401(k) and deferred compensation plan accounts as set forth in the following table.

Name	Year	Transportation Related ($)(i)	Individual Liability Insurance ($)	Individual Disability Insurance ($)	Employer Contribution to 401(k) ($)	Employer Contribution to Nonqualified Deferred Compensation Plan ($)	Executive Physicals ($)	Other Payments ($)(ii)	Total(iii)
Robert W. Bryant	2020	5,616	1,591	3,423	19,950	36,493	3,000	—	70,073
Sean M. Lannon	2020	4,608	1,591	2,580	19,950	17,333	—	—	46,062
Brian A. Berube	2020	3,696	1,591	4,132	18,486	14,120	3,000	—	45,025
Troy D. Weaver	2020	—	1,591	2,922	9,931	12,162	3,000	—	29,606
Hadi H. Awada	2020	—	—	—	6,283	—	—	—	6,283
Steven R. Markevich	2020	—	1,458	4,636	11,400	—	—	2,210,659	2,228,153
(i)	Amounts for all NEOs are for parking allowances.
(ii)	Includes $2,169,020 and $41,639 in severance and unused vacation payments.
(iii)
From time to time the Company allows its employees, including the NEOs, the personal use of tickets for sporting and cultural events previously acquired by the Company for business entertainment purposes. There is no incremental cost to the Company for the use of such tickets and therefore such items are not reflected in the amounts above.

(6)	Executive was not an employee for such year.
(7)	Executive was not a NEO for such year.

64	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards
Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert W. Bryant	ABP		598,000	1,196,000	2,392,000
	PSU	2/19/2020				21,445	85,780	171,560		2,734,666
	RSU	2/19/2020							57,187	1,700,170
Sean M. Lannon	ABP		220,000	440,000	880,000
	PSU	2/19/2020				5,298	21,193	42,386		675,633
	RSU	2/19/2020							14,128	420,025
Brian A. Berube	ABP		176,645	353,290	706,580
	PSU	2/19/2020				4,794	19,175	38,350		611,299
	RSU	2/19/2020							12,782	380,009
Troy D. Weaver	ABP		157,500	315,000	630,000
	PSU	2/19/2020				3,785	15,138	30,276		482,599
	RSU	2/19/2020							10,091	300,005
Hadi H. Awada	ABP		173,250	346,500	693,000
	RSU	10/12/2020							16,346	423,852
Steven R. Markevich	ABP		253,011	506,022	1,012,045
	PSU	2/19/2020				8,578	34,313	68,626		1,093,898
	RSU	2/19/2020							22,874	680,044
(1)
The amounts shown for the ABP represent estimated possible payouts depending on the Company’s financial performance and the participants’ individual performance. Threshold payout reflects threshold Company performance and a 50% individual performance payout. Target payout reflects target Company performance and a 100% individual performance payout. Maximum payout reflects maximum Company performance and a 200% individual performance payout. The amount that can be earned ranges from 0 to 200% of the target payout amount. The actual amounts earned for 2020 are reported in the Summary Compensation Table. The amounts shown for Mr. Awada reflect the potential payout of a full year ABP award and are not prorated to reflect his partial year service during 2020.

(2)
Annual PSUs were awarded in February 2020, with the number of shares equal to the target award value, divided by the 20-day average stock price as of the last day of the month prior to the grant date. The 2020 PSUs cover four performance periods, three annual performance periods (2020, 2021 and 2022) and a three-year cumulative performance period (2020-2022). TSR serves as a modifier for the number of PSUs earned during the performance periods. See the “Long-Term Equity Incentive Awards – Performance-Based Stock Awards” section of this Proxy Statement for more detail. Mr. Awada did not receive annual PSUs under the Company's 2020 compensation program because he joined us in October 2020.

(3)
Annual RSUs were awarded in February 2020, with the number of shares equal to the target award value, divided by the 20-day average stock price ending on the last day of the month prior to the grant date. The 2020 RSUs vest in equal installments over three years. Mr. Awada did not receive annual RSUs under the Company's 2020 compensation program because he joined us in October 2020. His sign-on RSUs are scheduled to vest 50% on each of the second and third anniversaries of the grant date.

(4)
The grant date fair values for RSUs and PSUs were determined in accordance with ASC 718. The grant date fair value for RSUs equaled the closing stock price on the date of the grant. The grant date fair value for PSUs was determined using a valuation methodology (Monte Carlo simulation model) to account for the market conditions linked to these awards.

2021 PROXY STATEMENT	65

EXECUTIVE COMPENSATION

Outstanding Equity Awards
The following table provides information regarding the equity awards held by the NEOs as of December 31, 2020.
Name	Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)
Robert W. Bryant	2/19/2020					57,187	1,632,689
	2/19/2020							21,445	612,255
	2/25/2019	51,440	102,880	27.01	2/25/2029
	2/25/2019					26,752	763,770
	2/25/2019							80,256	2,291,309
	2/5/2018	31,884	15,943	29.81	2/5/2028
	2/5/2018					4,193	119,710
	2/5/2018							12,580	359,145
	2/6/2017	48,825		29.48	2/6/2027
	2/2/2016	61,634		23.24	2/2/2026
	5/12/2015	74,698		32.50	5/12/2025
Sean M. Lannon	2/19/2020					14,128	403,354
	2/19/2020							5,298	151,265
	2/25/2019	12,860	25,720	27.01	2/25/2029
	2/25/2019					6,688	190,942
	2/25/2019							20,064	572,827
	7/31/2018					4,132	117,969
	2/5/2018	6,589	3,295	29.81	2/5/2028
	2/5/2018					867	24,753
	2/5/2018							2,600	74,216
	6/19/2017					7,438	212,355
	2/6/2017	9,765		29.48	2/6/2027
	2/2/2016	12,106		23.24	2/2/2026
	5/12/2015	14,939		32.50	5/12/2025
Brian A. Berube	2/19/2020					12,782	364,926
	2/19/2020							4,794	136,862
	6/14/2019	7,301	21,904	26.08	6/14/2029
	6/14/2019	12,462	24,925	26.08	6/14/2029
	6/14/2019					6,268	178,951
	6/14/2019					16,701	476,814
	6/14/2019							18,804	536,854
Troy D. Weaver	2/19/2020					10,091	288,098
	2/19/2020							3,785	108,047
	7/29/2019					6,104	174,269
	7/29/2019							9,156	261,404
	2/25/2019					6,019	171,842
	2/25/2019	3,858	7,716	27.01	2/25/2029
	2/5/2018					2,306	65,836
	2/5/2018	5,845	2,923	29.81	2/5/2028
	10/24/2017					4,303	122,851
	2/6/2017	8,951		29.48	2/6/2027
	2/2/2016	11,006		23.24	2/2/2026
	5/12/2015	10,457		32.50	5/12/2025
	7/31/2013	5,401		5.92	7/31/2023
	7/31/2013	8,679		8.88	7/31/2023
	7/31/2013	9,920		11.84	7/31/2023
Hadi H. Awada	10/12/2020					16,346	466,678

66	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

Name	Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)
Steven R. Markevich	2/25/2019	21,862		27.01	5/2/2021
	2/5/2018	36,136		29.81	5/2/2021
	2/6/2017	55,335		29.48	5/2/2021
	5/12/2015	65,734		32.50	5/2/2021
(1)
Options vest at the rate of one-third per year on the first, second and third anniversaries of the date of grant (other than Mr. Berube's sign-on options which are scheduled to vest 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date).

(2)
Annual RSUs and RSAs granted in February 2018, February 2019 and February 2020 (as well as June 2019 in the case of Mr. Berube and July 2019 in the case of Mr. Weaver) vest one-third on the first, second and third anniversaries of the grant date. For Mr. Lannon, the retention RSUs granted in July 2018 vest in equal installments over three years. Mr. Lannon's June 2017 and Mr. Weaver's October 2017 retention RSUs vest 50% on the second and fourth anniversaries of the grant date. Mr. Berube's 2019 sign-on RSUs vest 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date. Mr. Awada's sign-on RSUs vest 50% on each of the second and third anniversaries of the grant date.

(3)	These values equal the number of RSUs and RSAs indicated multiplied by the closing price of our common stock ($28.55) on December 31, 2020.
(4)
Based on performance through December 31, 2020, PSUs and PSAs for the 2018-2020 performance cycle reflect a threshold performance payout level (50%), PSUs for the 2019-2021 performance cycle reflect a target performance payout level (100%), and PSUs for the 2020-2022 performance cycle reflect a threshold performance payout level (25%). On February 15, 2021, the Compensation Committee determined that based on performance through December 31, 2020, no PSUs and PSAs were earned for the 2018-2020 performance cycle. PSUs for the 2019-2021 and 2020-2022 performance cycles will vest, if at all, following the Compensation Committee’s determination of PSUs earned in 2022 and 2023, respectively.

(5)
These values equal the number of PSUs and PSAs indicated multiplied by the closing price of our common stock ($28.55) on December 31, 2020. The actual value of awards at the end of the applicable performance cycle may vary from the valuations indicated above.

2020 Options Exercised and Shares Vested
The value of the stock options exercised, shares under RSAs vested and shares acquired on vesting of RSUs by each NEO during 2020 are set forth in the table below:
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert W. Bryant	—	—	68,519	1,823,274
Sean M. Lannon	—	—	13,904	372,352
Brian A. Berube	—	—	8,701	193,075
Troy D. Weaver	—	—	10,699	289,027
Hadi H. Awada	—	—	—	—
Steven R. Markevich	89,953	467,906	65,095	1,744,442
(1)
The value realized on exercise is equal to the difference between the option exercise price and the value of the shares on the exercise date, multiplied by the number of shares being exercised, without taking into account any taxes that may be payable in connection with the transaction.

(2)	The value realized on vesting of RSUs and RSAs is equal to the closing market price on the vesting date multiplied by the total number vested.

2021 PROXY STATEMENT	67

EXECUTIVE COMPENSATION

Pension Benefits for 2020
Our NEOs do not participate in any pension plans and received no pension benefits during the year ended December 31, 2020.
Nonqualified Deferred Compensation
The following table provides information on the Company’s defined contribution deferred compensation plans, the Axalta Coating Systems, LLC Nonqualified Deferred Compensation Plan (the “NDCP”) and the Axalta Coating Systems, LLC Retirement Savings Restoration Plan
(the “RSRP”) that, during 2020, provided for deferrals of compensation on a basis that is not tax-qualified. For additional information, see the discussion above under “Defined Contribution Plans — Deferred Compensation Plans.”
Name	Plan	Year	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals in Last FY ($)(4)	Aggregate Balance at Last FYE ($)(5)
Robert W. Bryant	RSRP	2020	—	—	1,015	—	46,584
	NDCP	2020	8,388	36,493	150	—	45,031
Sean M. Lannon	RSRP	2020	—	—	36	—	261
	NDCP	2020	11,846	17,333	37,067	—	324,704
Brian A. Berube(6)	RSRP	2020	—	—	—	—	—
	NDCP	2020	8,696	14,120	1,565	—	24,381
Troy D. Weaver	RSRP	2020	—	—	—	—	—
	NDCP	2020	—	12,162	—	—	12,162
Hadi H. Awada(6)	RSRP	2020	—	—	—	—	—
	NDCP	2020	—	—	—	—	—
Steven R. Markevich	RSRP	2020	—	—	12,326	—	79,343
	NDCP	2020	—	—	88,731	—	1,138,736
(1)	Reflects elective deferrals of base salary and annual bonus. These amounts, if any, are also reflected in the Summary Compensation Table in the Salary and/or Bonus columns, as applicable.
(2)	These amounts are also reflected in the Summary Compensation Table in the All Other Compensation column.
(3)
Earnings represent returns on investments in investment alternatives elected by the participant. The investment alternatives are the same investment alternatives available to employees under the 401(k) Plan, except that that the 401(k) Plan offers a Federal Money Market fund investment that is not offered under the RSRP and NDCP.

(4)
Under the NDCP, participants may elect to receive all or a portion of the vested balance of the participant's account as soon as practicable (but no longer than 90 days) following the earlier of the January 1st or July 1st next following the participant’s death, disability, or other separation from service, with payment in a lump sum or up to 10 annual installments. A participant may also elect to receive all or a portion of the vested balance of the participant's account while still providing services, in a lump sum in the calendar month designated by the participant, provided, that, if the participant’s death, disability or separation from service precedes the in-service distribution date elected by the participant, the vested balance of the participant’s account will be distributed in connection with the participant’s death, disability, or other separation from service. Under the RSRP, a participant may elect to receive payments upon separation from service, or in any year up to five years thereafter either in a lump sum or in annual installments for up to 15 years.

(5)	All or a portion of these amounts have been reported in the Summary Compensation Table for Messrs. Bryant, Lannon, Berube and Markevich in previous years.
(6)	The RSRP was frozen before Messrs. Awada and Berube joined Axalta.
Potential Payments upon Termination or Change-in-Control
Severance Arrangements
Each of our NEOs has a Severance Arrangement that provides for severance benefits upon termination of employment. See “Severance Arrangements” above for a description of the Severance Agreements and the severance entitlements thereunder. No severance is payable under the Severance Arrangements in connection with a termination of a NEO’s employment by us for Cause, by the NEO without Good Reason or due to the NEO’s death or disability, and the Severance Arrangements do not contain any “single-trigger” provisions that would entitle the NEOs to payments, vesting or other entitlements solely due to a Change-in-Control.

68	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

Equity Award Agreements and Equity Plan
Our NEOs' equity award agreements and our equity plan contain provisions relating to termination of employment and a Change-in-Control as described below. Mr. Markevich’s unvested equity awards were forfeited upon the termination of his employment in November 2020. Consequently, the following discussion does not apply to Mr. Markevich’s equity awards.
The award agreements governing our NEOs' RSUs, RSAs and options provide for 100% accelerated vesting if the NEO’s employment is terminated by us without Cause within two years following a Change-in-Control. The award agreements governing our NEOs' 2019 and 2020 PSUs provide that if a Change-in-Control occurs the number of PSUs earned will equal to the sum of any “banked” amounts relating to completed performance periods, plus 100%, 80% or 60% of the target number of PSUs if the Change-in-Control occurs during fiscal year 2019, 2020 or 2021, respectively, with respect to the 2019 PSUs, and fiscal year 2020, 2021 or 2022, respectively, with respect to the 2020 PSUs. Subject to the NEO’s continued employment, these PSUs will vest on the last day of the performance period, provided that vesting will be accelerated if the NEO’s employment is terminated by us without Cause or by the NEO for Good Reason within two years following the
Change-in-Control or if the successor entity in the Change-in-Control does not assume or substitute the awards in connection with the Change-in-Control.
The award agreements governing the NEOs' 2018, 2019 and 2020 annual equity awards also provide for accelerated vesting if the applicable NEO’s employment is terminated due to the NEO’s death or if we terminate the NEO’s employment due to the NEO’s disability. Also, the award agreement governing the retention RSUs granted to Mr. Lannon in July 2018 provides for accelerated vesting in connection with the termination of employment due to his death or by us without Cause or due to his disability.
Our equity plan gives the plan administrator (our Compensation Committee) discretion regarding treatment of outstanding equity awards in connection with a Change-in-Control and other transactions, which may include, among other things, canceling the awards in exchange for cash payments, accelerated vesting of awards, or providing for the successor entity to assume or substitute awards. The equity plan also provides that if a successor entity refuses to assume or substitute awards in connection with a Change-in-Control, the awards will either be canceled in exchange for cash payments or become fully vested.
Repayment of Mr. Awada’s Sign-On Equity Award and Sign-On Cash Bonus
Mr. Awada’s sign-on RSUs fully vest upon a termination of his employment by us without Cause or due to Mr. Awada’s death or disability. See “SVP, Global Transportation
Coatings Offer Letter” above for a discussion of the terms of Mr. Awada’s sign-on cash bonus and his obligation to repay such bonus in certain termination scenarios.

2021 PROXY STATEMENT	69

EXECUTIVE COMPENSATION

Estimate of Payments and Benefits
The table below reflects the severance payments and benefits and equity awards vesting entitlements our NEOs, other than Mr. Markevich, would have been entitled to assuming a termination of employment effective as of December 31, 2020 (i) by us without Cause in the case of all NEOs, (ii) by a NEO for Good Reason (without a Change-in-Control), in the case of Messrs. Bryant, Lannon and Berube, (iii) by us without Cause or by the NEO for Good Reason within two years following a Change-in-Control and (iv) due to the NEO’s death or by us due to the NEO’s disability. The estimated value of accelerated vesting of equity awards was determined based on the closing price of our common stock on December 31 ,2020.
In connection with Mr. Markevich’s termination of employment with the Company, which became effective in November 2020, the Company entered into a Separation and Release Agreement with Mr. Markevich as described above under the heading “Compensation Discussion and Analysis - Severance Arrangements.”
The NEOs would not be entitled to any severance payments or benefits or accelerated vesting of equity awards upon a termination of their employment by us for Cause or by the NEO without Good Reason. The estimated value of accelerated vesting of equity awards was determined based on the closing price of our common stock on December 31, 2020. We would not reimburse NEOs for any excise or other taxes they owe under Section 4999 of the Internal Revenue Code or otherwise due to their receipt of “excess parachute payments.” The total benefits provided to a NEO in connection with a Change-in-Control would be reduced to the extent necessary to avoid the imposition of the Section 4999 excise tax if the effect of such reduction would be to place the NEO in a better after-tax economic position than if no such reduction been made.
Name	Payment Type	Death/Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason Following a Change-in-Control ($)
Robert W. Bryant	Salary Severance	$—	$2,080,000	$3,120,000
	Bonus Severance(1)	$—	$2,392,000	$3,588,000
	Equity Award Vesting	$7,247,988(2)	$—	$7,247,988(2)
	Other Severance(3)	$—	$48,350	$72,525
	Total	$7,247,988	$4,520,350	$14,028,513
Sean M. Lannon	Salary Severance	$—	$550,000	$1,100,000
	Bonus Severance(1)	$—	$440,000	$880,000
	Equity Award Vesting	$1,883,077(4)	$117,969(5)	$2,095,432(6)
	Other Severance(3)	$—	$21,461	$42,923
	Total	$1,883,077	$1,129,430	$4,118,355
Brian A. Berube	Salary Severance	$—	$504,700	$1,009,400
	Bonus Severance(1)	$—	$444,185	$706,580
	Equity Award Vesting	$2,018,537(7)	$530,917(8)	$2,018,537(7)
	Other Severance(3)	$—	$19,102	$38,204
	Total	$2,018,537	$1,498,904	$3,772,721
Troy D. Weaver	Salary Severance	$—	$450,000	$900,000
	Bonus Severance(1)	$—	$315,000	$630,000
	Equity Award Vesting	$1,274,646(9)	$—	$1,397,497(10)
	Other Severance(3)	$—	$23,614	$47,227
	Total	$1,274,646	$788,614	$2,974,724
Hadi H. Awada	Salary Severance	$—	$495,000	$990,000
	Bonus Severance(1)	$—	$346,500	$693,000
	Equity Award Vesting	$466,678(11)	$466,678(12)	$466,678(11)
	Other Severance(3)	$—	$24,175	$48,350
	Total	$466,678	$1,332,353	$2,198,028
(1)
In addition to the amount shown, each NEO is entitled to receive an amount equal to any bonus earned by the NEO for the year prior to the year of termination, to the extent unpaid as of the termination date.

(2)	Reflects 2018, 2019 and 2020 annual grants of RSUs, RSAs, PSUs, PSAs and options.
(3)
Reflects estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 12-24 months after the termination date (or 24-36 months after a Change-in-Control).

(4)	Reflects 2018, 2019 and 2020 annual grants of RSUs, PSUs and options, and the retention RSUs granted to Mr. Lannon in July 2018.
(5)
Reflects the retention RSUs granted to Mr. Lannon in July 2018, which RSUs would vest upon a termination of Mr. Lannon's employment by us without Cause, but not upon a termination by Mr. Lannon for Good Reason.

70	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

(6)	Reflects 2018, 2019 and 2020 annual grants of RSUs, PSUs and options, and the retention RSUs granted to Mr. Lannon in June 2017 and July 2018.
(7)	Reflects 2019 and 2020 annual grants of RSUs, PSUs and options, and the sign-on RSUs and options granted to Mr. Berube in June 2019.
(8)	Reflects the sign-on RSUs and options granted to Mr. Berube in June 2019.
(9)	Reflects 2018, 2019 and 2020 annual grants of RSUs, PSUs and options.
(10)	Reflects 2018, 2019 and 2020 annual grants of RSUs, PSUs and options, and the retention RSUs granted to Mr. Weaver in October 2017.
(11)	Reflects the sign-on RSUs granted to Mr. Awada in October 2020.
(12)
Reflects the sign-on RSUs granted to Mr. Awada in October 2020, which RSUs would vest upon a termination of Mr. Awada’s employment by us without Cause, but not upon a termination by Mr. Awada for Good Reason.

The following definitions apply to the above termination scenarios:
•
Termination without Cause. A termination without “Cause” would occur if the Company terminates a NEO’s employment for any reason other than (i) the Board’s determination that the NEO failed to substantially perform the NEO’s duties (other than any such failure resulting from the NEO’s disability); (ii) the Board’s determination that the NEO failed to carry out or comply with any lawful and reasonable directive of the Board or the NEO’s immediate supervisor; (iii) the NEO’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (iv) the NEO’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its subsidiaries or while performing the NEO’s duties and responsibilities; or (v) the NEO’s commission of an act of fraud, embezzlement, misappropriation, misconduct or breach of fiduciary duty against the Company or any of its subsidiaries. If the NEO fails to cure the event or condition within 30 days after the Company has delivered notice to the NEO, then “Cause” shall be deemed to have occurred as of the expiration of the 30-day cure period.

•
Termination for Good Reason. Each NEO that is party to an Executive Agreement has the right to resign for “Good Reason” in the event that any of the following events or conditions occurs without the NEO’s written consent: (i) a decrease in the NEO’s base salary, other than a reduction in the NEO’s base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other similarly situated employees of the Company; (ii) a material decrease in the NEO’s authority or areas of responsibility as are commensurate with such NEO’s title or position; or (iii) the relocation of the NEO’s primary office to a location more than 35 miles from the NEO’s then-current primary office location. The NEO must provide written notice to the Company of the occurrence of any of the foregoing events or conditions within the later of 90 days of the occurrence of such event or condition or the date upon which the NEO reasonably became aware that such an event or condition had occurred. The Company has 30 days to cure such event or condition after receipt of written notice of such event or condition from the NEO. If the event or condition is not cured within 30 days after the NEO delivers notice to the Company, the NEO may resign for “Good Reason” as long as the resignation occurs before the first anniversary of the date notice was provided by the NEO. NEOs that are participants under the Severance Policy are not entitled to any compensation in connection with a voluntary resignation of their respective employment.
•
Change-in-Control. A “Change-in-Control” generally would occur if (i) any person or entity acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the total combined voting power of our common shares outstanding immediately after such transaction; (ii) subject to certain exceptions the turnover of a majority of our Board during any 12-month period; or (iii) the consummation of a transaction or series of transactions in which our common shares outstanding immediately before the transaction or series of transactions cease to represent more than 70% of the combined voting power of the entity surviving the transaction or series of transactions.

Compensation Risk
In 2020, the Compensation Committee engaged Willis Towers Watson to complete a comprehensive review of our executive compensation programs and, based upon this review, we do not believe that the Company compensates or incentivizes executives in a manner that creates risks that are reasonably likely to have a material adverse effect on the Company. These programs and policies are described in more detail in the “Compensation Discussion and Analysis – Overview of Our Executive Compensation Practices” section of this Proxy Statement.

2021 PROXY STATEMENT	71

CEO PAY RATIO
The following is a reasonable estimate, prepared in accordance with SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee, utilizing the methodology described below. Please note that SEC rules and guidance permit a variety of methodologies, exclusions, estimates and assumptions to be used in determining median employee compensation. In addition, employee populations and compensation programs differ by company. Therefore the pay ratio reported by other companies may not be comparable to our pay ratio reported below.
To identify our median employee in 2020, we collected data as of October 15, 2020 for all employees globally and used “base salary” as our Consistently Applied Compensation Measure. As of October 15, 2020, we had a global employee population of approximately 11,513 individuals. We then excluded 565 employees in 12 countries under the 5% de minimis exemption as permitted under SEC rules, where employee counts are as follows: Argentina (13), Colombia (32), Costa Rica (8), Dominican Republic (15), El Salvador (13), Guatemala
(224), Honduras (20), Indonesia (93), Malaysia (114), Nicaragua (11), Panama (14), and the Philippines (8).
From the remaining 10,948 employees, we established the median base salary of the remaining population, annualizing base salary for employees hired during 2020 and approximating annual base salary for hourly workers using hourly rates and reasonable estimates of hours worked. Using a valid statistical sampling methodology, we produced a sample of employees with a base salary within a 5% range of that median and selected an employee from within that group whose compensation we believe best reflected Axalta employees’ median 2020 compensation.
We determined the median employee's annual total compensation for 2020 was $62,449. As disclosed in the Summary Compensation Table on page 63, our Chief Executive Officer's annual total compensation for 2020 was $6,473,355. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee was 104:1.

72	AXALTA COATING SYSTEMS

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,014,880(1)	$27.34(2)	12,113,067(1)(3)
Equity compensation plans not approved by security holders	—	—	—
(1)	Assumes shares issued upon vesting of PSUs and PSAs vest at 100% of target award amount. Actual number of shares issued on vesting could be between zero and 200% of the target award amount.
(2)	Weighted average exercise price of outstanding options; excludes RSUs, RSAs, PSUs and PSAs.
(3)
Represents securities remaining available for future issuance under the Amended and Restated 2014 Incentive Award Plan and includes 1,286,803 shares that represent the incremental increase above target for a maximum payout related to our outstanding PSUs and PSAs.

2021 PROXY STATEMENT	73

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We had 232,884,535 common shares outstanding as of March 19, 2021. The following table sets forth information with respect to the beneficial ownership of our common stock by:
•	each person known to us to own beneficially more than 5% of our capital stock;
•	each of our directors;
•	each of our NEOs; and
•	all of our directors and executive officers as a group (17 persons).
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner, other than Berkshire, Vanguard and BlackRock, is c/o Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103.
	Number of Common Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class
Principal Members
Berkshire Hathaway Inc.(1)	23,420,000	10.1%
BlackRock, Inc.(2)	20,074,926	8.6%
The Vanguard Group(3)	18,946,040	8.1%
Named Executive Officers and Directors (as of March 19, 2021)
Robert W. Bryant(4)	478,338	*
Sean M. Lannon(5)	95,816	*
Brian A. Berube(6)	28,355	*
Troy D. Weaver(7)	93,547	*
Hadi H. Awada	—	*
Stephen R. Markevich(8)	179,067	*
Steven M. Chapman	—	*
William M. Cook	11,112	*
Mark Garrett	34,475	*
Deborah J. Kissire	27,426	*
Elizabeth C. Lempres	27,426	*
Robert M. McLaughlin	83,502	*
Rakesh Sachdev	—	*
Samuel L. Smolik	33,626	*
Executive officers and directors as a group (17 persons)	1,233,176	0.5%
*	Denotes less than 1.0% of beneficial ownership.
(1)
Reflects ownership as of December 31, 2020 as reported on the most recent Schedule 13G filed with the SEC on February 16, 2021 by Berkshire Hathaway Inc. and entities controlled directly or indirectly by Warren E. Buffett (“Berkshire”), located at 3555 Farnam Street, Omaha, Nebraska 68131. Berkshire reports shared power to vote or direct the vote of 23,420,000 shares and shared power to dispose of or to direct the disposition of 23,420,000 shares. Berkshire has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(2)
Reflects ownership as of December 31, 2020 as reported on the most recent Schedule 13G filed with the SEC on January 29, 2021 by BlackRock, Inc. (“BlackRock”), located at 55 East 52nd Street, New York, NY 10055. BlackRock reports sole power to vote or direct the vote of 18,120,978

74	AXALTA COATING SYSTEMS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

shares and sole power to dispose of or to direct the disposition of 20,074,926 shares. BlackRock has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
(3)
Reflects ownership as of December 31, 2020 as reported on the most recent Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”), located at 100 Vanguard Blvd, Malvern, PA 19355. Vanguard reports sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 173,034 shares, sole power to dispose or to direct the disposition of 18,605,550 shares, and shared power to dispose of or to direct the disposition of 340,490 shares. Vanguard has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(4)	Includes 142,474 common shares and 335,864 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(5)	Includes 23,402 common shares and 72,414 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(6)	Includes 8,592 vested common shares and 19,763 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(7)	Includes 22,649 common shares and 70,898 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(8)	Includes 179,067 common shares underlying vested options and options that will vest within 60 days of the Record Date.

2021 PROXY STATEMENT	75

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive these Proxy Materials?
You are receiving this Proxy Statement because you owned Axalta common shares at the close of business on March 19, 2021 (the “Record Date”), and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether you attend the Annual Meeting.
We are furnishing proxy materials to our shareholders, referred to as “members” under Bermuda law, primarily via the Internet, instead of mailing printed copies of those materials. On or about March 29, 2021, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions about how to access our proxy materials and vote via the Internet. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.
Who is entitled to vote at the Annual Meeting?
Holders of our outstanding common shares at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, 232,884,535 common shares were issued and outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.
The presence at the Annual Meeting through virtual attendance or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at the Annual Meeting, or 116,442,268 shares, will constitute a quorum for the transaction of business at the Annual Meeting.
What will I be voting on at the Annual Meeting and how does the Board recommend that I vote?
There are four proposals that shareholders will vote on at the Annual Meeting:
Proposal	Board Recommendation
No. 1 – Election of nine directors to serve until the 2022 Annual General Meeting of Members.	FOR
No. 2 – Appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and auditor until the conclusion of the 2022 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.
FOR
No. 3 – Non-binding advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers.	FOR ONE YEAR
No. 4 – Non-binding advisory vote to approve the compensation paid to our named executive officers.	FOR
Robert W. Bryant, Sean M. Lannon and Brian A. Berube, three of our executive officers, have been selected by our Board to serve as proxy holders for the Annual Meeting. All of our common shares represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified in the proxy by the shareholder. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the recommendations of the Board.

76	AXALTA COATING SYSTEMS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What vote is required to approve each proposal?
The common shares of a member whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.
If you are a beneficial owner of shares and do not provide the record holder of your shares with specific voting instructions, your record holder may vote your shares on the appointment of PwC as our independent registered public accounting firm and auditor until the conclusion of the 2022 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof (Proposal No. 2). However, your record holder cannot vote your shares without specific instructions on the election of directors (Proposal No. 1), the non-binding advisory vote on the frequency of future say-on-pay votes (Proposal No. 3) or the non-binding advisory vote on the compensation paid to our named executive officers (Proposal No. 4). If your record holder does not receive instructions from you on how to vote your shares on Proposal Nos. 1, 3 or 4, your record holder will inform the inspector of election that it does not have the authority to vote on the applicable proposal with respect to your common shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting, but they will not be counted in determining the outcome of the vote on the applicable proposal. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and broker non-votes.
Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
No. 1 – Election of nine directors to serve until the 2022 Annual General Meeting of Members.	Directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 2 – Appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and auditor until the conclusion of the 2022 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.
	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 3 – Non-binding advisory vote on the frequency of future advisory votes on the compensation paid to our executive officers.	Determind by the frequency option (every one, two or three years) receiving the largest number of “for” votes.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 4 – Non-binding advisory vote to approve the compensation paid to our named executive officers.	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, our Board is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting. If any other matters are properly raised at the
Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.
What is the difference between holding common shares as a member of record and as a beneficial owner?
If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “member of record.” The Notice has been or will be sent directly to you.
If your common shares are held in a stock brokerage account, by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” The Notice has been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the member

2021 PROXY STATEMENT	77

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.
How do I vote?
Member of Record. If you are a member of record, you may vote by using any of the following methods:
•
Through the Internet. You may vote by proxy through the Internet by following the instructions on the Notice or the instructions on the proxy card if you request printed copies of the proxy materials by mail.

•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number shown on the proxy card and following the recorded instructions.

•
By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and sending it back to the Company in the envelope provided.

•
Virtually at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares by following the instructions provided on the meeting website. We encourage you, however, to vote ahead of time through the Internet, by telephone or by mail as described above even if you plan to attend the Annual Meeting so that your shares will be voted in the event you later decide not to attend the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares, you may vote by using any of the following methods:
•
Through the Internet. You may vote by proxy through the Internet by following the instructions provided in the Notice and the voting instruction form provided by your broker, bank or other holder of record.

•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form and following the recorded instructions.

•
By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the voting instruction form and sending it back to the record holder in the envelope provided.

•
Virtually at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares by following the instructions provided on the meeting website. We encourage you, however, to vote ahead of time through the Internet, by telephone or by mail as described above even if you plan to attend the Annual Meeting so that your shares will be voted in the event you later decide not to attend the Annual Meeting.

May I change my vote after I have submitted a proxy?
If you are a member of record, you have the power to revoke your proxy at any time prior to the Annual Meeting by:
•	delivering to our Corporate Secretary an instrument revoking the proxy;
•	delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked; or
•	virtually attending the Annual Meeting and voting (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also revoke your previous voting instructions by voting at the Annual Meeting.
What do I need to do to attend the meeting?
Shareholders of record as of the close of business on March 19, 2021 may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/AXTA2021.
To attend online and participate in the Annual Meeting, shareholders of record will need to use their control number on their Notice of Internet Availability, proxy card or voting instruction form to log into www.virtualshareholdermeeting.com/AXTA2021; beneficial shareholders who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.
We encourage you to access the Annual Meeting at least 15 to 30 minutes prior to the start time. Please allow ample

78	AXALTA COATING SYSTEMS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

time for online check-in, which will begin at approximately 9:45 a.m. eastern time. If you have difficulties during the check-in time or during the Annual Meeting, we will have technical support to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please contact the number that will be posted to the virtual meeting log-in page. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.
If you do not comply with the procedures described here for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting.
How do I ask questions at the Annual Meeting?
Shareholders have multiple opportunities to submit questions for the Annual Meeting. Shareholders who wish to submit a question in advance may do so at either www.proxyvote.com or on our Annual Meeting website, www.virtualshareholdermeeting.com/AXTA2021. Shareholders also may submit questions live during the Annual Meeting by following the instructions available in the virtual meeting website. We will answer as many questions as are properly brought before the Annual Meeting as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting but cannot be answered during the Annual Meeting due to time constraints will be answered and posted on our investor relations website, http://ir.axaltacs.com/investors/default.aspx, as soon as reasonably practicable after the Annual Meeting.
What does it mean if I receive more than one Notice, proxy card or voting instruction form?
If you received more than one Notice, proxy card or voting instruction form, it means you hold your common shares in more than one name or are registered as the holder of common shares in different accounts. Please follow the voting instructions included in each Notice, proxy card and voting instruction form to ensure that all of your shares are voted.
I share an address with another member, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, members of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only a single copy of this Proxy Statement and 2020 Annual Report, unless we have received contrary instructions from such member. Members who participate in householding will continue to receive separate proxy cards and Notices.
We will promptly deliver, upon written or oral request, individual copies of this Proxy Statement or the 2020 Annual Report to any member that received a householded mailing. If you would like an additional copy of this Proxy Statement or 2020 Annual Report, or you would like to request separate copies of future proxy materials, please contact our Corporate Secretary, by mail at Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103 or by telephone at (855) 547-1461. If you are a beneficial owner, you may contact the broker or bank where you hold the account.
If you are eligible for householding, but you and other members of record with whom you share an address currently receive multiple copies of our Proxy Statement and 2020 Annual Report, or if you hold common shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. by mail at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by telephone at (800) 542-1061.

2021 PROXY STATEMENT	79

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who will serve as the proxy tabulator and inspector of election?
A representative from Broadridge will serve as the independent inspector of election and will tabulate votes cast by proxy or at the Annual Meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.
Who is paying for the cost of this proxy solicitation?
Our Board is soliciting the proxy accompanying this Proxy Statement. The Company will pay all proxy solicitation costs. Proxies may be solicited by our officers, directors and employees, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email or the Internet. We will pay brokers, banks and certain other holders of record holding common shares in their names or in the names of nominees, but not owning such shares beneficially, for the expense of forwarding solicitation materials to the beneficial owners. In addition, we have hired a proxy solicitation firm, Innisfree M&A Incorporated, to assist us in soliciting proxies. We will pay Innisfree M&A Incorporated a fee of $17,500 plus their expenses.
Is there a list of members entitled to vote at the Annual Meeting?
A list of members entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 4:00 p.m., Atlantic Time, at our registered offices at
Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If you would like to view the member list, please contact our Corporate Secretary to schedule an appointment.

80	AXALTA COATING SYSTEMS

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2022 ANNUAL GENERAL MEETING OF MEMBERS
Shareholders who intend to present proposals at the 2022 Annual General Meeting of Members, or the “2022 Annual Meeting,” and who wish to have such proposals included in the proxy statement for such meeting pursuant to SEC Rule 14a-8, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, and such proposals must be received no later than November 29, 2021. Such proposals must meet the requirements set forth in the rules and regulations of the SEC, in order to be eligible for inclusion in the Company’s proxy statement for its 2022 Annual Meeting.
Shareholders who wish to nominate directors or introduce an item of business at the 2022 Annual Meeting, without including such matters in the Company’s 2022 proxy statement, must comply with the informational requirements and the other requirements set forth in the Bye-laws. Nominations or an item of business to be introduced at the 2022 Annual Meeting must be submitted in writing and received by the Company no earlier than January 13, 2022 and no later than February 12, 2022 (i.e., no more than 120 days and no less than 90 days prior to May 13, 2022, the first anniversary of the Annual Meeting). A copy of the Bye-laws, which sets forth the informational requirements and other requirements, can be obtained from the Corporate Secretary of the Company.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act requires Axalta’s executive officers and directors and persons who beneficially own more than ten percent of Axalta's common shares to file electronically reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish Axalta with copies of all Section 16(a) forms they file. As a matter of practice, Axalta’s administrative staff assists Axalta’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on Axalta’s review of such forms, as well as information provided and representations made by the reporting persons, Axalta believes that all of its executive officers, directors and beneficial owners of more than ten percent of its common shares complied with the reporting requirements of Section 16(a) during Axalta’s fiscal year ended December 31, 2020, except one late Form 4 for William M. Cook to report one transaction (a vesting of shares pursuant to a restricted stock unit award).
AVAILABLE INFORMATION
Our website (www.axalta.com) contains copies of our Code of Business Conduct and Ethics that applies to all of our directors, executive officers and other employees, our Corporate Governance Guidelines and the charters of our Audit, Compensation, Nominating & Corporate Governance and EHS&S Committees, each of which can be downloaded free of charge.
Printed copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and charters of our Audit, Compensation, Nominating & Corporate Governance and EHS&S Committees and any of our reports on Form 10-K, Form 10-Q and Form 8-K and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any shareholder who requests them from our Investor Relations Department:
Investor Relations
Axalta Coating Systems Ltd.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103 U.S.A.

2021 PROXY STATEMENT	81

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2022 ANNUAL GENERAL MEETING OF MEMBERS

INCORPORATION BY REFERENCE
The information on our website is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the SEC.
BY ORDER OF THE BOARD OF DIRECTORS

Brian A. Berube
Senior Vice President, General Counsel &
Corporate Secretary

March 29, 2021
Philadelphia, PA

82	AXALTA COATING SYSTEMS

Appendix A - Non-GAAP Measures
Adjusted EBIT and free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (GAAP) and should not be considered substitutes for measures of performance reported under GAAP.
The following table reconciles income from operations to adjusted EBIT for the period presented:
($ in millions)		FY 2020
	Income from operations	$306
	Other (income) expense, net	33
	EBIT*	272
A	Debt extinguishment and refinancing related costs	34
B	Termination benefits and other employee related costs	75
C	Strategic review and retention costs	31
D	Offering and transactional costs	—
E	Loss on divestiture, impairment and deconsolidation	6
F	Pension special events	—
G	Accelerated depreciation	9
H	Indemnity loss (income)	—
I	Step-up depreciation and amortization	110
	Adjusted EBIT	$537
*	Does not foot due to rounding
A
Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

B
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives, which include recent incremental restructuring actions. These amounts are not considered indicative of our ongoing operating performance.

C
Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees which will be earned over a period of 18-24 months, ending September 2021. These amounts are not considered indicative of our ongoing performance.

D	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.
E
Represents expenses and associated changes to estimates related to the sale of our joint venture business during 2019 and other impairments, which are not considered indicative of our ongoing performance.

F
Represents certain defined benefit pension costs associated with special events, including pension curtailments, settlements and special termination benefits, which we do not consider indicative of our ongoing operating performance.

G
Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

H	Represents indemnity loss (income) associated with the acquisition by Axalta of the DuPont Performance Coatings business, which we do not consider indicative of our ongoing operating performance.
I
Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles cash provided by operating activities to free cash flow for the period presented:
($ in millions)	FY 2020
Cash provided by operating activities	$509
Purchase of property, plant and equipment	(82)
Interest proceeds on swaps designated as net investment hedges	15
Free cash flow	$442

2021 PROXY STATEMENT	A-1
95;

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AXTA2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40041-P52169 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AXALTA COATING SYSTEMS LTD.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of nine directors to serve until the 2022 Annual General Meeting of Members	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert W. Bryant
02) Steven M. Chapman
03) William M. Cook
04) Mark Garrett
05) Deborah J. Kissire
06) Elizabeth C. Lempres
07) Robert M. McLaughlin
08) Rakesh Sachdev
09) Samuel L. Smolik

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Non-binding advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers.	▢	▢	▢	▢

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D40042-P52169

AXALTA COATING SYSTEMS LTD.
Annual General Meeting of Members
May 13, 2021 10:00 AM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The member hereby appoints Robert W. Bryant, Sean M. Lannon and Brian A. Berube, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AXALTA COATING SYSTEMS LTD. that the member is entitled to vote at the Annual General Meeting of Members to be held at 10:00 AM, Eastern Daylight Time on May 13, 2021, and any adjournment or postponement thereof. Due to the COVID-19 pandemic, the Annual General Meeting will be held virtually at www.virtualshareholdermeeting.com/AXTA2021.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side